Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of August 30, 2022, is made among NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the “Borrower”), each of the Guarantors signatory hereto, PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto.  Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Amended Credit Agreement described below.

RECITALS:

A.          The Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of September 2, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility.

B.           The Borrower has requested that the Administrative Agent and the Lenders amend the Existing Credit Agreement in such a manner that, upon giving effect to such amendments, the Existing Credit Agreement as so amended would contain the terms, covenants, conditions and other provisions as contained in the form set forth as Annex A to this Amendment (the Existing Credit Agreement, as amended hereby, the “Amended Credit Agreement”).

C.          The Administrative Agent and each Lender signatory hereto are willing to so amend the Existing Credit Agreement on the terms and conditions set forth herein.

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to Existing Credit Agreement.  Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower and the other Loan Parties made herein,

(a)        The Existing Credit Agreement (other than the annexes, schedules and the exhibits attached thereto) is hereby amended so that, as amended, it shall read as set forth in, and shall have the terms, covenants, conditions and other provisions of, the Amended Credit Agreement, the terms, covenants, conditions and other provisions of which Amended Credit Agreement are hereby incorporated by reference into this Amendment as if fully set forth herein.  The parties hereto acknowledge and agree that each amendment to the Existing Credit Agreement reflected in the Amended Credit Agreement is and shall be effective as if individually specified in this Amendment (the parties further acknowledging that amending the Existing Credit Agreement by reference to the Amended Credit Agreement provides a convenience to the parties to permit the amended terms to be read in the context of the full Amended Credit Agreement), and that this Amendment is not a novation of the Existing Credit Agreement, any other Loan Document or of any Indebtedness or other obligations thereunder or in respect thereof.  Notwithstanding the foregoing, the terms of the Existing Credit Agreement applicable to existing LIBOR Rate Loans (as defined in the Existing Credit Agreement) (the “Existing LIBOR Rate Loans”) shall continue in full force and effect and shall continue to apply to each Existing LIBOR Rate Loan with an Interest Period (as defined in the Existing Credit Agreement) that commenced prior to the Amendment Effective Date solely until the expiration of the then current Interest Period for such Existing LIBOR Rate Loan; provided that from and after the Amendment Effective Date, (i) the Borrower shall not be permitted to request any Lender to fund, and no Lender shall fund, any LIBOR Rate Loan and (ii) no Loan may be continued as, or converted to, a LIBOR Rate Loan.

(b)          Each of Schedule 1.1(A) (Pricing Grid) and Schedule 1.1(B) (Commitments of Lenders and Addresses for Notices) to the Existing Credit Agreement is hereby amended and restated in its entirety, in each case, as set forth in the respective Schedule 1.1(A) and Schedule 1.1(B) attached hereto.

(c)         Each of Exhibit 2.4 (Loan Request) and Exhibit 2.5 (Swing Loan Request) to the Existing Credit Agreement is hereby amended and restated in its entirety, in each case, as set forth in the respective Exhibit 2.4 and Exhibit 2.5 attached hereto.

(d)          Simultaneously with the effectiveness of this Amendment on the Amendment Effective Date (as defined below), the parties hereby agree that, notwithstanding the provisions regarding assignments set forth in Section 11.8 of the Amended Credit Agreement and Section 11.8 of the Existing Credit Agreement, the Commitments and Ratable Shares shall be as set forth in Schedule 1.1(B) of the Amended Credit Agreement (after giving effect to this Amendment), and the portion of the Revolving Credit Loans and participations with respect to Letters of Credit and Swing Loans outstanding under the Existing Credit Agreement shall be reallocated in accordance with such Ratable Shares and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by applicable Assignment and Assumption Agreements (as defined in the Existing Credit Agreement) under the Existing Credit Agreement.  Notwithstanding anything to the contrary in Section 11.8 of the Amended Credit Agreement and Section 11.8 of the Existing Credit Agreement, no other documents or instruments, including any Assignment and Assumption Agreements, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption Agreement.  On the Amendment Effective Date and substantially concurrently with the effectiveness of this Amendment,  to the extent necessary, the Lenders shall make full cash settlement with each other either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all such assignments and reallocations such that after giving effect to such settlements each Lender’s Ratable Shares with respect to the Commitments and outstanding Loans shall be as set forth in Schedule 1.1(B) of the Amended Credit Agreement (after giving effect to this Amendment).

2.
Effectiveness; Conditions Precedent.  This Amendment, and the amendments contained herein, shall not be effective until the satisfaction of each of the following conditions precedent (the date the following conditions precedent are satisfied being referred to as the “Amendment Effective Date”):

(a)
The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent and each of which (unless otherwise specified) shall be original copies or telecopies promptly followed by original copies:

(i)
a certificate of the Borrower, dated the Amendment Effective Date and signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or other Authorized Officer of the Borrower certifying, on behalf of itself and the other Loan Parties, as to the representations and warranties set forth in Section 3;

(ii)
A certificate dated the Amendment Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties (or an Authorized Officer if there is no Secretary or Assistant Secretary of any such Loan Party), certifying as appropriate as to:

(A)	all action taken by each Loan Party in connection with this Amendment and the other Loan Documents executed and delivered in connection with this Amendment;

(B)
the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the other Loan Documents and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely;

(C)
copies of its certificate of incorporation, certificate of limited partnership, certificate of formation, or equivalent document as in effect on the Amendment Effective Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business; and

(D)
copies of its bylaws, partnership agreement, limited liability company agreement or equivalent document as in effect on the Amendment Effective Date or certifications of no changes thereto since September 2, 2021.

(iii)
This Amendment, Notes to the extent requested by Lenders and any other Loan Documents executed and delivered in connection with this Amendment signed by an Authorized Officer of the Loan Parties, and this Amendment signed by the Administrative Agent and each Lender;

(iv)
A written opinion of (A) Troutman Pepper Hamilton Sanders LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel and certificates of the Loan Parties’ in-house counsel as may be reasonably acceptable to the Administrative Agent), dated the Amendment Effective Date, and (B) Melissa Abraham, in-house counsel for the Loan Parties, and in her capacity as Assistant General Counsel of NJR Service Corporation, dated the Amendment Effective Date, in each case, covering such matters concerning the Loan Parties and this Amendment, the Amended Credit Agreement and the other Loan Documents executed and delivered in connection with this Amendment as the Administrative Agent may reasonably request;

(v)	lien searches in acceptable scope and with acceptable results; and

(vi)	such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time.

(b)
The Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender such documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(c)	The Borrower shall have paid all fees and expenses payable on or before the Amendment Effective Date as required by this Amendment or any other Loan Document.

(d)	Since September 30, 2021, no Material Adverse Change shall have occurred.

(e)	The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders.

(f)
No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment, the Amended Credit Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment, the Amended Credit Agreement or any of the other Loan Documents.

(g)
All regulatory approvals and consents and licenses necessary for the consummation of the transactions contemplated hereunder and the Amended Credit Agreement shall have been completed and there shall be an absence of any legal or regulatory prohibitions or restrictions in respect of the transactions contemplated hereunder or the Amended Credit Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 10.3 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

3.
Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and the other Loan Parties represent and warrant to the Administrative Agent and such Lenders as follows:

(a)
The representations and warranties of each of the Loan Parties contained in Section 6 of the Amended Credit Agreement and in each of the other Loan Documents shall be true and accurate in all material respects (without duplication of any materiality qualifier) on and as of the Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein);

(b)	No Event of Default or Potential Default shall have occurred and be continuing or shall exist;

(c)	Since September 30, 2021, no Material Adverse Change shall have occurred;

(d)
No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment, the Amended Credit Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment, the Amended Credit Agreement or any of the other Loan Documents;

(e)
All regulatory approvals and consents and licenses necessary for the consummation of the transactions contemplated hereunder and the Amended Credit Agreement shall have been completed and there shall be an absence of any legal or regulatory prohibitions or restrictions in respect of the transactions contemplated hereunder or the Amended Credit Agreement;

(f)
This Amendment and the other Loan Documents executed and delivered in connection with this Amendment have been duly and validly executed and delivered by each Loan Party.  This Amendment, the Amended Credit Agreement and the other Loan Documents executed and delivered in connection with this Amendment constitute legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

4.
Entire Agreement.  This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.1 of the Amended Credit Agreement.

5.
Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Existing Credit Agreement, the Amended Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The parties hereto acknowledge and agree that the amendments contained herein do not constitute a novation of the Existing Credit Agreement, the other Loan Documents or the Indebtedness described therein and shall not affect, diminish or abrogate any Loan Party’s liability under the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document.

6.
Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (i.e., in “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

7.
Governing Law; Jurisdiction, Etc.  THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, AND SHALL BE FURTHER SUBJECT TO THE PROVISIONS OF SECTION 11.11 OF THE AMENDED CREDIT AGREEMENT.

8.
Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.
Ratification and Confirmation of Loan Documents.  Each Loan Party hereby consents to, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents (including, without limitation, the continuation of each Loan Party’s payment and performance obligations thereunder) and the enforceability of each Loan Document against each Loan Party in accordance with its terms, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby.

10.	References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Amended Credit Agreement.

11.
Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent and each Lender, and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 11.8 of the Amended Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

NEW JERSEY RESOURCES CORPORATION

By:	/s/ Daniel Sergott
Name:	Daniel Sergott
Title:	Treasurer

GUARANTORS:

NJR ENERGY SERVICES COMPANY

By:	/s/ Daniel Sergott
Name:	Daniel Sergott
Title:	Treasurer

NJR HOME SERVICES COMPANY

By:	/s/ Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

COMMERCIAL REALTY AND RESOURCES CORP.

By:	/s/ Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

PHOENIX FUEL MANAGEMENT COMPANY

By:	/s/ Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR SERVICE CORPORATION

By:	/s/ Daniel Sergott
Name:	Daniel Sergott
Title:	Treasurer

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

NJR CLEAN ENERGY VENTURES CORPORATION

By:	/s/ Daniel Sergott
Name:	Daniel Sergott
Title:	Treasurer

NJR MIDSTREAM HOLDINGS CORPORATION

By:	/s/ Daniel Sergott
Name:	Daniel Sergott
Title:	Treasurer

NJR ENERGY INVESTMENTS CORPORATION

By:	/s/ Daniel Sergott
Name:	Daniel Sergott
Title:	Treasurer

NJR PLUMBING SERVICES, INC.

By:	/s/ Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR RETAIL HOLDINGS CORPORATION

By:	/s/ Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR CLEAN ENERGY VENTURES II CORPORATION

By:	/s/ Daniel Sergott
Name:	Daniel Sergott
Title:	Treasurer

NJR CLEAN ENERGY VENTURES III CORPORATION

By:	/s/ Daniel Sergott
Name:	Daniel Sergott
Title:	Treasurer

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

NJR RETAIL COMPANY

By:	/s/ Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Ryan Rockwood
Name:	Ryan Rockwood
Title:	Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nancy R. Barwig
Name:	Nancy R. Barwig
Title:	Executive Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Whitney Shellenberg
Name:	Whitney Shellenberg
Title:	Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kevin S. Murphy
Name:	Kevin S. Murphy
Title:	Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Dilcia P. Hill
Name:	Dilcia P. Hill
Title:	Senior Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

TD BANK, N.A., as a Lender

By:	/s/ Bernadette Collins
Name:	Bernadette Collins
Title:	Senior Vice President

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Thomas E. Redmond
Name:	Thomas E. Redmond
Title:	Managing Director

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATURE PAGE
NEW JERSEY RESOURCE CORPORATION

Annex A

Amended Credit Agreement

EXECUTION VERSION

Deal Published CUSIP Number: 64586RAA6
Facility Published CUSIP Number: 64586RAC2

$650,000,000 REVOLVING CREDIT FACILITY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT1

by and among

NEW JERSEY RESOURCES CORPORATION

and

EACH OF THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL
ASSOCIATION, and MIZUHO BANK, LTD., as Syndication Agents

U.S. BANK NATIONAL ASSOCIATION, TD BANK, N.A.,
and THE BANK OF NOVA SCOTIA, as Documentation Agents

and

PNC CAPITAL MARKETS LLC,
JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, and MIZUHO BANK,
LTD., as Joint Lead Arrangers

Dated as of September 2, 2021

[1]	As amended by the First Amendment to Second Amended and Restated Credit Agreement dated August 30, 2022.

(i)

		4.2.1	Amount of Borrowing Tranche	46
		4.2.2	Renewals	46
	4.3	Interest After Default		46
	4.4	Term SOFR Rate or Daily Simple SOFR Unascertainable; Illegality; Benchmark Replacement Setting		47
	4.5	Selection of Interest Rate Options		52

5.	PAYMENTS			52
	5.1	Payments		52
	5.2	Pro Rata Treatment of Lenders		53
	5.3	Sharing of Payments by Lenders		53
	5.4	Administrative Agent’s Clawback		53
		5.4.1	Funding by Lenders; Presumption by Administrative Agent	54
		5.4.2	Payments by Borrower; Presumptions by Administrative Agent	54
	5.5	Interest Payment Dates		54
	5.6	Voluntary Prepayments		54
		5.6.1	Right to Prepay	54
		5.6.2	Designation of Different Lending Office	55
	5.7	Voluntary Commitment Reductions		55
	5.8	[Reserved]		56
	5.9	Increased Costs		56
		5.9.1	Increased Costs Generally	56
		5.9.2	Capital Requirements	56
		5.9.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	57
		5.9.4	Delay in Requests	57
	5.10	Taxes		57
		5.10.1	Issuing Lender	57
		5.10.2	Payments Free of Taxes	57
		5.10.3	Payment of Other Taxes by the Loan Parties	57
		5.10.4	Indemnification by the Loan Parties	57
		5.10.5	Indemnification by the Lenders	58
		5.10.6	Evidence of Payments	58
		5.10.7	Status of Lenders	58
		5.10.8	Treatment of Certain Refunds	60
		5.10.9	Survival	60
	5.11	Indemnity		60
	5.12	Settlement		61
	5.13	Replacement of a Lender		61
	5.14	Cash Collateral		62

6.	REPRESENTATIONS AND WARRANTIES			62
	6.1	Representations and Warranties		62
		6.1.1	Organization and Qualification	62
		6.1.2	Subsidiaries	62
		6.1.3	Power and Authority	63
		6.1.4	Validity and Binding Effect	63
		6.1.5	No Conflict	63
		6.1.6	Litigation	63
		6.1.7	Title to Properties	63
		6.1.8	Historical Statements; No Material Adverse Change	64

(ii)

		6.1.9	Margin Stock	64
		6.1.10	Full Disclosure	64
		6.1.11	Taxes	64
		6.1.12	Consents and Approvals	64
		6.1.13	No Event of Default; Compliance With Instruments	65
		6.1.14	Patents, Trademarks, Copyrights, Licenses, Etc	65
		6.1.15	[Reserved]	65
		6.1.16	Compliance With Laws	65
		6.1.17	Investment Companies; Regulated Entities	65
		6.1.18	Plans and Benefit Arrangements	65
		6.1.19	Environmental Matters	66
		6.1.20	Senior Debt Status	66
		6.1.21	Permitted Business Opportunities	66
		6.1.22	Sanctions and Other Anti-Terrorism Laws	66
		6.1.23	Anti-Corruption Laws	67
		6.1.24	Beneficial Ownership Exemption	67
		6.1.25	Solvency	67
		6.1.26	No Affected Financial Institution	67

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			67
	7.1	First Loans and Letters of Credit		67
		7.1.1	Officer’s Certificate	67
		7.1.2	Secretary’s Certificate	67
		7.1.3	Opinion of Counsel	68
		7.1.4	Legal Details	68
		7.1.5	Payment of Fees	68
		7.1.6	[Reserved]	68
		7.1.7	Material Adverse Change	68
		7.1.8	No Violation of Laws	68
		7.1.9	No Actions or Proceedings	68
		7.1.10	Delivery of Guaranty Agreement	68
		7.1.11	Termination of Commitments and Repayment of Outstanding Indebtedness	68
		7.1.12	Regulatory Approvals	69
		7.1.13	Lien Searches	69
		7.1.14	USA PATRIOT Act Diligence	69
		7.1.15	Additional Information	69
		7.1.16	Payment of Fees	69
	7.2	Each Loan or Letter of Credit		69

8.	COVENANTS			69
	8.1	Affirmative Covenants		69
		8.1.1	Preservation of Existence, Etc	69
		8.1.2	Payment of Liabilities, Including Taxes, Etc	70
		8.1.3	Maintenance of Insurance	70
		8.1.4	Maintenance of Properties and Leases	70
		8.1.5	Maintenance of Patents, Trademarks, Etc	70
		8.1.6	Visitation Rights	70
		8.1.7	Keeping of Records and Books of Account	70
		8.1.8	Plans and Benefit Arrangements	71
		8.1.9	Compliance With Laws	71

(iii)

		8.1.10	Use of Proceeds	71
		8.1.11	Additional NJR Note Agreements Covenants	71
		8.1.12	Notice of Reportable Compliance Event	72
		8.1.13	Keepwell	72
		8.1.14	Additional Information	72
		8.1.15	Joinder of Guarantors	72
	8.2	Negative Covenants		72
		8.2.1	Indebtedness	72
		8.2.2	Liens	73
		8.2.3	[Reserved]	73
		8.2.4	Loans and Investments	74
		8.2.5	Liquidations, Mergers, Consolidations, Acquisitions	74
		8.2.6	Dispositions of Assets or Subsidiaries	75
		8.2.7	Affiliate Transactions	76
		8.2.8	Subsidiaries	76
		8.2.9	Use of Proceeds	77
		8.2.10	Continuation of or Change in Business	77
		8.2.11	Plans and Benefit Arrangements	77
		8.2.12	Fiscal Year	77
		8.2.13	Restricted Payments	77
		8.2.14	Off-Balance Sheet Financing	77
		8.2.15	Modifications to Organizational Documents	78
		8.2.16	Maximum Leverage Ratio	78
		8.2.17	Sanctions and Other Anti-Terrorism Laws	78
	8.3	Reporting Requirements		78
		8.3.1	Quarterly Financial Statements	78
		8.3.2	Annual Financial Statements	79
		8.3.3	Certificate of the Borrower	79
		8.3.4	Notice of Default	79
		8.3.5	Notice of Litigation	79
		8.3.6	Notice of Change in Debt Rating	79
		8.3.7	Budgets, Forecasts, Other Reports and Information	79
		8.3.8	Notices Regarding Plans and Benefit Arrangements	80
		8.3.9	Electronic Delivery	81

9.	DEFAULT			81
	9.1	Events of Default		81
		9.1.1	Payments Under Loan Documents	81
		9.1.2	Breach of Warranty	81
		9.1.3	Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws	81
		9.1.4	Breach of Other Covenants	81
		9.1.5	Defaults in Other Agreements or Indebtedness	81
		9.1.6	Final Judgments or Orders	82
		9.1.7	Loan Document Unenforceable	82
		9.1.8	Insolvent	82
		9.1.9	Events Relating to Plans and Multiemployer Plans	82
		9.1.10	Cessation of Business	82
		9.1.11	Change of Control	82
		9.1.12	Relief Proceedings	82
	9.2	Consequences of Event of Default		82

(iv)

		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	82
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	83
		9.2.3	Set-off	83
		9.2.4	Application of Proceeds	83

10.	THE ADMINISTRATIVE AGENT			84
	10.1	Appointment and Authority		84
	10.2	Rights as a Lender		84
	10.3	Exculpatory Provisions		85
	10.4	Reliance by Administrative Agent		86
	10.5	Delegation of Duties		86
	10.6	Resignation of Administrative Agent		86
	10.7	Non-Reliance on Administrative Agent and Other Lenders		87
	10.8	No Other Duties, etc		87
	10.9	Administrative Agent’s Fee		87
	10.10	Authorization to Release Collateral and Guarantors		87
	10.11	No Reliance on Administrative Agent’s Customer Identification Program		88
	10.12	ERISA Matters		88
	10.13	Erroneous Payments		89

11.	MISCELLANEOUS			92
	11.1	Modifications, Amendments or Waivers		92
		11.1.1	Increase of Commitment	92
		11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment	92
		11.1.3	Release of Guarantor	92
		11.1.4	Miscellaneous	92
	11.2	No Implied Waivers; Cumulative Remedies		93
	11.3	Expenses; Indemnity; Damage Waiver		93
		11.3.1	Costs and Expenses	93
		11.3.2	Indemnification by the Borrower	94
		11.3.3	Reimbursement by Lenders	94
		11.3.4	Waiver of Consequential Damages, Etc	94
		11.3.5	Payments	95
		11.3.6	Survival	95
	11.4	Holidays		95
	11.5	Notices; Effectiveness; Electronic Communication		95
		11.5.1	Notices Generally	95
		11.5.2	Electronic Communications	95
		11.5.3	Change of Address, Etc	96
		11.5.4	Platform	96
	11.6	Severability		96
	11.7	Duration; Survival		96
	11.8	Successors and Assigns		97
		11.8.1	Successors and Assigns Generally	97
		11.8.2	Assignments by Lenders	97
		11.8.3	Register	98
		11.8.4	Participations	99
		11.8.5	Certain Pledges; Successors and Assigns Generally	100
	11.9	Confidentiality		100

(v)

	11.9.1	General	100
	11.9.2	Sharing Information With Affiliates of the Lenders	100
11.10	Counterparts; Integration; Effectiveness; Electronic Execution		100
	11.10.1	Counterparts; Integration; Effectiveness	101
	11.10.2	Electronic Execution	101
11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL		101
	11.11.1	Governing Law	101
	11.11.2	SUBMISSION TO JURISDICTION	101
	11.11.3	WAIVER OF VENUE	102
	11.11.4	SERVICE OF PROCESS	102
	11.11.5	WAIVER OF JURY TRIAL	102
11.12	Acknowledgement and Consent to Bail-In of Affected Financial Institutions		102
11.13	No Advisory or Fiduciary Responsibility		103
11.14	USA PATRIOT Act Notice		103
11.15	Acknowledgement Regarding Any Supported QFCs		103
11.16	Amendment and Restatement		104

(vi)

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 2.9.1	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.2	-	SUBSIDIARIES AND JOINT VENTURES
SCHEDULE 6.1.12	-	CONSENTS AND APPROVALS
SCHEDULE 6.1.21	-	PERMITTED BUSINESS OPPORTUNITIES
SCHEDULE 8.2.1	-	EXISTING INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(R)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)	-	SWING LOAN NOTE
EXHIBIT 2.4	-	LOAN REQUEST
EXHIBIT 2.5	-	SWING LOAN REQUEST
EXHIBIT 2.11	-	LENDER JOINDER
EXHIBIT 5.7	-	COMMITMENT REDUCTION NOTICE
EXHIBIT 5.10.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.3.3	-	COMPLIANCE CERTIFICATE

(vii)

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of September 2, 2021 and is made by and among NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the “Borrower”), EACH OF THE GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), EACH OF THE SYNDICATION AGENTS, DOCUMENTATION AGENTS AND JOINT LEAD ARRANGERS including PNC CAPITAL MARKETS LLC named as such on the cover page hereof, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

WHEREAS, the Borrower, the Administrative Agent and certain other Persons are parties to the Existing Credit Agreement (as defined herein);

WHEREAS, the Borrower has requested the Lenders to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $650,000,000 as of the First Amendment Effective Date;

WHEREAS, the revolving credit facility shall be used for refinancing indebtedness under the Existing Credit Agreement and general corporate purposes of the Borrower; and

WHEREAS, the Lenders are willing to provide such revolving credit facility upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.          CERTAIN DEFINITIONS

1.1          Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Acquired Person” means a Person or business acquired by any Loan Party in a transaction which is a Permitted Acquisition.

“Additional Commitment Lender” has the meaning specified in clause (iv) of Section 2.12 [Extension of the Expiration Date].

“Administrative Agent” means PNC Bank, National Association, and its successors and assigns, in its capacity as Administrative Agent hereunder.

“Administrative Agent’s Fee” has the meaning specified in Section 10.9 [Administrative Agent’s Fee].

“Administrative Agent’s Letter” has the meaning specified in Section 10.9 [Administrative Agent’s Fee].

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” as to any Person means any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. Control, as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

“Agreement” has the meaning specified in the introductory paragraph.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption Laws or regulations administered or enforced in any jurisdiction in which the Borrower or any of its Subsidiaries conduct business.

“Anti-Terrorism Laws” means any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.

“Applicable Commitment Fee Rate” means the percentage rate per annum at the indicated Debt Rating in the Pricing Grid below the heading “Commitment Fee.”  The Applicable Commitment Fee Rate shall be based on Level II of the Pricing Grid as of the First Amendment Effective Date, and thereafter based on the Debt Rating in accordance with the terms and conditions of this Agreement.

“Applicable Letter of Credit Fee Rate” means the percentage rate per annum at the indicated Debt Rating in the Pricing Grid below the heading “Letter of Credit Fee.”  The Applicable Letter of Credit Fee Rate shall be based on Level II of the Pricing Grid as of the First Amendment Effective Date, and thereafter based on the Debt Rating in accordance with the terms and conditions of this Agreement.

“Applicable Margin” means, as applicable:

(a)          the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the indicated Debt Rating set forth in the Pricing Grid across from the heading “Base Rate”, as the same may be modified in accordance with the terms hereof, or

(b)          the percentage spread to be added to the Term SOFR Rate or Daily Simple SOFR, as applicable, applicable to Revolving Credit Loans under the Term SOFR Rate Option or Daily Simple SOFR Option, as applicable, based on the indicated Debt Rating set forth in the Pricing Grid across from the heading “Term SOFR / Daily Simple SOFR”, as the same may be modified in accordance with the terms hereof.

The Applicable Margin shall be based on Level II of the Pricing Grid as of the First Amendment Effective Date, and thereafter based on the Debt Rating in accordance with the terms and conditions of this Agreement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means PNC Capital Markets LLC and the other “joint lead arrangers” identified on the cover page thereof in their limited capacities as such.

“Assignment and Assumption Agreement” means an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

“Authorized Officer” means those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero (0.00), then such rate shall be deemed to be zero (0.00). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4(a) [Term SOFR Rate Unascertainable] or Section 4.4(c) [Illegality], to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.

“Base Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(a) [Revolving Credit Base Rate Option] or Section 4.1.1(c)(i) [Swing Loan Interest Rate], as applicable.

“Benchmark Replacement” means as is specified in Section 4.4(e) [Benchmark Replacement Setting].

“Benefit Arrangement” means at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan, a Multiple Employer Plan, nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph.

“Borrowing Date” means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

“Borrowing Tranche” means specified portions of Loans outstanding as follows: (a) any Term SOFR Rate Loans to which a Term SOFR Rate Option applies under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, (b) all Loans to which a Daily Simple SOFR Option applies shall constitute one Borrowing Tranche, (c) all Revolving Credit Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche and (d) all Swing Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the lending office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation satisfactory to Administrative Agent and each Issuing Lender (which documents are hereby consented to by the Lenders). Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.

“Cash Management Agreements” has the meaning specified in Section 2.6.5 [Swing Loans Under Cash Management Agreements].

“CEA” means the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“Certificate of Beneficial Ownership” means, for the Borrower, a certificate in form and substance reasonably acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its reasonable discretion), certifying, among other things, the beneficial owner of the Loan Parties.

“CFTC” means the Commodity Futures Trading Commission.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the shares of capital stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“CIP Regulations” has the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

“Closing Date” means the Business Day on which the first Loan shall be made, which shall be September 2, 2021.

“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Commitment” means as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments means the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

“Commitment Fees” collectively and Commitment Fee separately have the meanings specified in Section 2.3 [Commitment Fees].

“Commitment Reduction Notice” has the meaning specified in Section 5.7 [Voluntary Commitment Reductions].

“Compliance Certificate” has the meaning specified in Section 8.3.3 [Certificate of the Borrower].

“Conforming Changes” means, with respect to the Term SOFR Rate or Daily Simple SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Shareholders’ Equity” means as of any date of determination the sum of the amounts of common shareholders’ equity and preferred shareholders’ equity on the balance sheet, prepared in accordance with GAAP, for the Borrower and its Subsidiaries on a consolidated basis as of such date of determination.

“Consolidated Total Capitalization” means as of any date of determination the sum of (a) Consolidated Total Indebtedness, plus (b) Consolidated Shareholders’ Equity.

“Consolidated Total Indebtedness” means as of any date of determination total Indebtedness (excluding (x) non-recourse Indebtedness of Project Subsidiaries and (y) Hedging Transaction Indebtedness related to non-commodity Hedging Transactions), without duplication, of the Borrower and its Subsidiaries.

“Contamination” means the presence or release or threat of release of Regulated Substances in, on, under or migrating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of a Remedial Action or which otherwise constitutes a violation of Environmental Laws.

“Covered Entity” means (a) the Borrower, each of Borrower’s Subsidiaries and all Guarantors, (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above, and (c) each director or executive officer of a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the NYFRB  (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source identified by the NYFRB or its successor administrator for the secured overnight financing rate from time to time.  If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor.  If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days.  If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.

“Daily Simple SOFR Option” means the option of the Borrower to have Swing Loans bear interest at the rate and under the terms specified in Section 4.1.1(c)(ii) [Swing Loan Interest Rate].

“Debt Rating” means the publicly announced senior secured long-term debt rating of NJNG from Fitch, Inc. or Moody’s; provided, that, (a) if such debt ratings differ by one level, the level corresponding to the higher of such debt ratings applies, (b) if such debt ratings differ by more than one level, the level that is one level higher than the level corresponding to the lower of the two such debt ratings applies, and (c) if Fitch, Inc., Moody’s, or both rating agencies shall fail to have such a debt rating in effect, then such rating agency which fails to have such debt rating in effect shall be deemed to have established such a debt rating at level V set forth in the Pricing Grid.

“Defaulting Lender” means, subject to subsection (iv) of Section 2.10 [Defaulting Lenders], any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swing Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swing Loan Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to subsection (iv) of Section 2.10 [Defaulting Lenders]) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swing Loan Lender and each Lender.

“Disposition” has the meaning specified in Section 8.2.6 [Dispositions of Assets or Subsidiaries].

“Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” means, in each case, lawful money of the United States of America.

“Drawing Date” has the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced.  Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligibility Date” means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

“Environmental Complaint” means any (a) written notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (b) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (c) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any other written notice of liability or potential liability from any Person or Official Body, in either instance, relating to or setting forth allegations or a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Laws; or (d) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

“Environmental Laws” means all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (a) pollution or pollution control; (b) protection of human health from exposure to regulated substances; (c) protection of the environment and/or natural resources; (d) employee safety in the workplace; (e) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (f) the presence of contamination; (g) the protection of endangered or threatened species; and (h) the protection of (i) any wetland as defined by applicable Laws, (ii) any area designated as a coastal zone pursuant to applicable Laws, (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, (iv) habitats of endangered species or threatened species as designated by applicable Laws, and (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws environmentally sensitive areas.

“Environmental Permits” means all permits, licenses, bonds or other forms of financial assurances, waivers, exemptions, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (a) to own, occupy or maintain the Property; (b) for the operations and business activities of any Loan Party; or (c) for the performance of a Remedial Action.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Event” means (a) with respect to a Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Borrower or any member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Plan, the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (f) the determination that any Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430.431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any member of the ERISA Group.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Erroneous Payment” has the meaning specified in Section 10.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 10.12(d).

“Erroneous Payment Impacted Loan” has the meaning specified in Section 10.12(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 10.12(d).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 10.12(d).

“ESG” has the meaning specified in Article 3 [ESG Provisions].

“ESG Amendment” has the meaning specified in Article 3 [ESG Provisions].

“ESG Pricing Provisions” has the meaning specified in Article 3 [ESG Provisions].

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

“Excluded Hedge Liability” or “Liabilities” means, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, and (b) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.13 [Replacement of a Lender]) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.10.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.10.7 [Status of Lenders], and (d) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Agreement” means that certain up to $450,000,000 Amended and Restated Credit Agreement among the Borrower, the guarantors party thereto, the lenders party thereto, the syndication agents and documentation agents named therein, and PNC, in its capacity as administrative agent for the “lenders” party thereto, dated December 5, 2018.

“Existing Expiration Date” has the meaning specified in clause (i) of Section 2.12 [Extension of the Expiration Date].

“Existing Letters of Credit” has the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

“Expiration Date” means, with respect to the Revolving Credit Commitments, September 2, 2027.

“Extended Expiration Date” has the meaning specified in clause (i) of Section 2.12 [Extension of the Expiration Date].

“Extending Lender” has the meaning specified in clause (ii) of Section 2.12 [Extension of the Expiration Date].

“Facility Usage” means at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“First Amendment Effective Date” means August 30, 2022.

“First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of the First Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fronting Exposure” means at any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender’s applicable percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles as are in effect in the United States from time to time.

“Guarantor” means each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 8.1.15 [Joinder of Guarantors]; provided, however, that the Project Subsidiaries shall not be designated as a “Guarantor” nor required to join this Agreement as a Guarantor pursuant to Section 8.1.15 [Joinder of Guarantors].

“Guarantor Joinder” means a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

“Guaranty” of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Guaranty Agreement” means the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

“Hedging Transaction” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Transaction Indebtedness” has the meaning specified in the definition of “Indebtedness.”

“Historical Statements” has the meaning specified in Section 6.1.8.1(a) [Historical Statements].

“Hybrid Security” means any of the following: (a) beneficial interests issued by a trust which constitutes a Subsidiary of any Loan Party, substantially all of the assets of which trust are unsecured Indebtedness of any Loan Party or any Subsidiary of any Loan Party or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (b) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.

“ICC” has the meaning specified in Section 11.11.1 [Governing Law].

“Inactive Subsidiary” means a Subsidiary that (a) does not conduct any business or have operations, (b) does not have total assets with a net book value, as of any date of determination, in excess of $100,000, and (c) has no liabilities, contingent or otherwise, except Indebtedness permitted by Section 8.2.1 [Indebtedness].

“Incorporated Covenant” has the meaning given in Section 8.1.11 [Additional NJR Note Agreements Covenants].

“Increasing Lender” has the meaning specified in Section 2.11.

“Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of (without duplication unless duplication is required pursuant to the NJR Note Agreements): (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, (d) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including off-balance sheet transactions which are addressed in Section 8.2.14 [Off-Balance Sheet Financing] and trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (e) the net indebtedness, obligations and liabilities of such Person under any Hedging Transaction to the extent constituting “indebtedness,” as determined in accordance with GAAP, adjusted downward Dollar for Dollar for any related margin collateral account balances maintained by such Person (the “Hedging Transaction Indebtedness”), (f) any Guaranty of any Hedging Transaction described in the immediately preceding clause (e), (g) any Guaranty of Indebtedness for borrowed money, (h) any Hybrid Security described in clause (a) of the definition of Hybrid Security, or (i) the mandatory repayment obligation of the issuer of any Hybrid Security described in clause (b) of the definition of Hybrid Security.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

“Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

“Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

“Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the Term SOFR Rate Option.  Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof, one month, three months, six months or such other periods consented to by the Administrative Agent and Lenders.  Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interest Rate Hedge” means an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” has the meaning specified in the definition of Lender Provided Interest Rate Hedge.

“Interest Rate Option” means any Term SOFR Rate Option or Base Rate Option or, solely with respect to Swing Loans, the Daily Simple SOFR Option.

“Investment” means any loan or advance to, or purchase, acquisition or ownership of, any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, joint venture with respect to, or capital contribution to, any other Person, or any agreement to become or remain liable to do any of the foregoing. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received by such Person with respect thereto.

“IRS” means the United States Internal Revenue Service.

“ISP98” has the meaning specified in Section 11.11.1 [Governing Law].

“Issuing Lender” means PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Borrower, Administrative Agent and such other Lender may reasonably agree may from time to time issue Letters of Credit hereunder.

“KPIs” has the meaning specified in Article 3 [ESG Provisions].

“Labor Contracts” means all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and unions representing employees of any Loan Party or any such Subsidiary.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

“Lender Decision Date” has the meaning specified in clause (ii) of Section 2.12 [Extension of the Expiration Date].

“Lender Provided Interest Rate Hedge” means an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. “Lender Provided Interest Rate Hedge” includes any Interest Rate Hedge which was provided by any Lender or its Affiliates and with respect to which such Lender confirmed prior to the date hereof to the Administrative Agent in writing that it met the above requirements (a) through (c).

“Lenders” means the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

“Letter of Credit” has the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

“Letter of Credit Borrowing” has the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

“Letter of Credit Fee” has the meaning specified in Section 2.9.2 [Letter of Credit Fees].

“Letter of Credit Obligation” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

“Letter of Credit Sublimit” means $75,000,000.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“LLC Division” means, in the event the Borrower or a Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.

“Loan Documents” means this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith.

“Loan Parties” means the Borrower and the Guarantors.

“Loan Request” means a request for a Revolving Credit Loan or a request to select, convert to or renew a Base Rate Option or Term SOFR Rate Option with respect to an outstanding Revolving Credit Loan, or solely with respect to Swing Loans, select a Daily Simple SOFR Option, in accordance with Sections 2.4 [Revolving Credit Loan Requests], 2.5 [Swing Loan Requests], 4.1 [Interest Rate Options] and 4.2 [Interest Periods].

“Loans” means collectively and Loan means separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

“Material Adverse Change” means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay and perform the Obligations in accordance with the Loan Documents, or (c) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time or (b) otherwise, a lesser amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, solely for the purposes of Section 6.1.18 [Plans and Benefit Arrangements], within the preceding five Plan years, has made or had an obligation to make such contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (at least one of which is the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

“New Lender” has the meaning specified in Section 2.11.

“NJNG” means New Jersey Natural Gas Company, a corporation organized and existing under the laws of the State of New Jersey, which corporation is a subsidiary of the Borrower.

“NJNG Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of even date herewith, among NJNG, as the borrower, PNC, as the administrative agent, and the “lenders” party thereto, as the same has been amended and may be further restated, amended, modified or supplemented from time to time.

“NJR Note Agreements” means, collectively, each of the note purchase agreements listed on Schedule 8.2.1 and any refinancings, renewals or replacements thereof, or other unsecured private placement note agreements, permitted under Section 8.2.1 [Indebtedness].

“NJR Notes” means, collectively, each promissory note or other evidence of indebtedness issued from time to time pursuant to the NJR Note Agreements.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.1 [Modifications, Amendments or Waivers] and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in clause (ii) of Section 2.12 [Extension of the Expiration Date].

“Non-Qualifying Party” means any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

“Notes” collectively means the Revolving Credit Notes and Swing Loan Note.

“NYFRB” means the Federal Reserve Bank of New York (and any successor thereto).

“Obligation” means any obligation or liability of any of the Loan Parties or other credit support providers specified in the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (a) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (b) any Erroneous Payment Subrogation Rights, (c) any Lender Provided Interest Rate Hedge, and (d) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Order” has the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Lender Provided Financial Service Product” means agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, accounts or services.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.13 [Replacement of a Lender]).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Participant” has the meaning specified in Section 11.8.4 [Participations]. Participant Register has the meaning specified in Section 11.8.4 [Participations].

“Participation Advance” has the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

“Payment Date” means the first day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Notes.

“Payment In Full” and “Paid in Full” means the payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Permitted Acquisitions” has the meaning specified in Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].

“Permitted Business” means the ownership, management and marketing of storage (pursuant to the use of batteries or otherwise), capacity and transportation of gas, hydrogen and other forms of energy, the generation, transmission or storage of gas, hydrogen and other forms of energy, wind, solar and other types of renewable energy, or the access to gas, hydrogen and energy transmission lines, and business initiatives for the conservation and efficiency of gas, hydrogen and energy.

“Permitted Business Opportunity” means any transaction with another Person (other than any Inactive Subsidiary of the Borrower) involving activities or assets reasonably related or complementary to a Permitted Business.

“Permitted Commodity Hedging Transaction” means the entry by the Borrower or any of its Unregulated Subsidiaries into commodity agreements or other similar agreements or arrangements in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which the Borrower or such Subsidiary is exposed to in the conduct of its business so long as the management of the Borrower or such Subsidiary has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with the Borrower’s or such Subsidiary’s risk management policies.

“Permitted Investments” means:

(a)          direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(b)        repurchase agreements having a duration of not more than sixty (60) days that are collateralized by full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies;

(c)          interests in investment companies registered under the Investment Company Act of 1940, as amended (or in a separate portfolio of such an investment company), that invest primarily in full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies and repurchase agreements collateralized by such obligations;

(d)          time deposits with any office located in the United States of the Lenders or any other bank or trust company which is organized under the laws of the United States and has combined capital, surplus and undivided profits of not less than $500,000,000 or with any bank which is organized other than under the laws of the United States (y) the commercial paper of which is rated at least A-1 by Standard & Poor’s and P-1 by Moody’s (or, if such commercial paper is rated only by Standard & Poor’s, at least A-1 by Standard & Poor’s, or if such commercial paper is rated only by Moody’s, at least P-1 by Moody’s) or (z) the long term senior debt of which is rated at least AA by Standard & Poor’s and Aa2 by Moody’s (or, if such debt is rated only by Standard & Poor’s, at least AA by Standard & Poor’s, or if such debt is rated only by Moody’s, at least Aa2 by Moody’s); and

(e)        commercial paper having a maturity of not more than one year from the date of such investment and rated at least A-1 by Standard & Poor’s and P-1 by Moody’s (or, if such commercial paper is rated only by Standard & Poor’s, at least A-1 by Standard & Poor’s or, if such commercial paper is rated only by Moody’s, at least P-1 by Moody’s).

“Permitted Liens” means:

(a)        Liens existing on the date hereof and listed on Schedule 1.1(P) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8.2.1(ii), (iii) the direct or any contingent obligor with respect thereto is not changed and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.2.1(ii);

(b)        Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d)        pledges or deposits in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and (ii) public utility services provided to the Borrower or a Subsidiary;

(e)         (i) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) required margin collateral account deposits made in the ordinary course in connection with Hedging Transactions permitted by this Agreement;

(f)        easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

(g)         Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1.6 [Final Judgments or Orders];

(h)       Liens securing Indebtedness permitted under Section 8.2.1(v) [Indebtedness]; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(i)          any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(j)          Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry;

(k)         any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses permitted by this Agreement that are entered into in the ordinary course of business;

(l)        leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries, or (ii) secure any Indebtedness;

(m)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(n)       Liens extending only to assets related to off-balance sheet transactions permitted under Section 8.2.14 [Off-Balance Sheet Financing] or arising under Permitted Wind/Solar Transactions;

(o)          Liens existing on assets subject to a sale/leaseback or other similar tax equity financing arrangement permitted by clause (viii) or (ix) of Section 8.2.1 [Indebtedness];

(p)          Liens in favor of the trustee under any indenture (as provided for therein) on money or property held or collected by the trustee thereunder in its capacity as such in connection with the defeasance or discharge of Indebtedness thereunder;

(q)          Liens created under any agreement relating to the sale, transfer or other disposition of assets permitted hereunder, provided that such Liens relate solely to the assets subject to such sale, transfer or other disposition;

(r)          Liens on the assets of a Project Subsidiary; and

(s)          Liens securing Indebtedness and other obligations (other than NJR Note Agreements or NJR Notes) in an aggregate amount not exceeding $20,000,000 at any time outstanding.

Notwithstanding the foregoing definition of Permitted Lien or any other provision of the Loan Documents to the contrary, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any consensual Lien on any of the capital stock of NJNG, or agree or become liable to do so.

“Permitted Wind/Solar Transactions” means any sale/leaseback transaction, Synthetic Lease or other similar tax equity financing arrangement entered into, in any case, with respect to meter assets or solar or wind facilities that are non-recourse to the Loan Parties or, if recourse to the Loan Parties, are not restricted under any provision of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.

“Plan” means at any time an “employee pension benefit plan,” within the meaning of Section (3)(2) of ERISA (not including a Multiple Employer Plan or a Multiemployer Plan), which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (b) solely for purposes of Section 6.1.18 [Plans and Benefit Arrangements], has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

“PNC” means PNC Bank, National Association, its successors and assigns.

“Potential Default” means any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

“Pricing Grid” means the pricing grid set forth on Schedule 1.1(A).

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced. Notwithstanding the foregoing, if the Prime Rate as determined above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“Prohibited Transaction” means any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

“Project Subsidiaries” means (a) Subsidiaries of NJR Midstream Holdings Corporation, a New Jersey corporation, and NJR Clean Energy Ventures Corporation, a New Jersey corporation, existing as of the Closing Date, (b) Subsidiaries of the Borrower hereafter created or acquired engaged in the solar and wind power generation business, and (c) midstream asset project Subsidiaries of NJR Midstream Holdings Corporation and NJR Clean Energy Ventures Corporation, and their respective Subsidiaries, hereafter created or acquired.

“Property” means all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Security Interest” means a Lien upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

“Qualified ECP Loan Party” means each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Quarterly Financial Statements” has the meaning specified in Section 6.1.8.1 [Historical Statements].

“Ratable Share” means the proportion that a Lender’s Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided that in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” means the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable.

“Regulated Entity” means any Person which is subject under Law to any of the laws, rules or regulations respecting the financial, organizational or rate regulation of electric companies, public utilities, or public utility holding companies.

“Regulated Substances” means, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” or “regulated substance” or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenlys, mercury, radon and radioactive materials.

“Regulation U” means Regulation U, T, or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

“Reimbursement Obligation” has the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relief Proceeding” means any Insolvency Proceeding with respect to any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

“Remedial Action” means any investigation, identification, characterization, delineation, cleanup, removal, remediation, containment, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.

“Removal Effective Date” has the meaning specified in Section 10.6(b).

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a material settlement with an Official Body in connection with any sanctions or other Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or, in any material respect, any predicate crime to any Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; or (b) any Covered Entity engages in a transaction that has caused or is reasonably likely to cause the Lenders or Administrative Agent to be in violation of any Anti-Terrorism Laws in any material respect, including a Covered Entity’s use of any proceeds of the credit facilities provided for herein to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction.

“Required Lenders” means:

(a)          If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(b)          If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

“Resignation Effective Date” has the meaning specified in Section 10.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock, or purchase, redemption or other acquisition for value of any shares of any class of capital stock or other securities or any warrants, rights or options to acquire any such shares or other securities, now or hereafter outstanding.

“Revolving Credit Commitment” means, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” and thereafter as determined by the Administrative Agent after giving effect to each applicable Assignment and Assumption Agreement executed by such Lender and delivered to the Administrative Agent, and Revolving Credit Commitments means the aggregate Revolving Credit Commitments of all of the Lenders.

“Revolving Credit Loans” means collectively and Revolving Credit Loan means separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

“Revolving Credit Note” means any Revolving Credit Note of the Borrower in the form of Exhibit 1.1(R) issued by the Borrower at the request of a Lender evidencing the Revolving Credit Loans to such Lender, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of sanctions administered by OFAC or any other sanctions program of a type referenced in the definition of “Sanctioned Person”.

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily residing in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Official Body of a jurisdiction whose Laws apply to this Agreement or the transactions contemplated under this Agreement.

“SEC” means the Securities and Exchange Commission or any governmental agencies substituted therefor.

“SEC Filings” means, as of the Closing Date, the Borrower’s Form 10-K, filed with the SEC for the fiscal year ended September 30, 2020, and after the Closing Date as of any date, the Borrower’s Form 10-K filed with the SEC for its most recently ended fiscal year, its Forms 10¬Q filed with the SEC for the fiscal quarters ending after such most recently ended fiscal year through such date and any Form 8-K filed since the date of the most recent Form 10-Q.

“Settlement Date” has the meaning specified in Section 2.5 [Swing Loan Requests].

“Significant Subsidiary” means at any time (i) NJNG, and (ii) any direct or indirect Subsidiary of the Borrower that meets any of the following conditions:

(a)         the Borrower’s and its other Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of the total assets of the Borrower and its consolidated Subsidiaries as of the end of the most recently completed fiscal year;

(b)        the Borrower’s and its other Subsidiaries’ proportionate share (as determined by ownership interests) of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of the total assets of the Borrower and its consolidated Subsidiaries as of the end of the most recently completed fiscal year; or

(c)       the Borrower’s and its other Subsidiaries’ proportionate share (as determined by ownership interests) in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of such Subsidiary exceeds 10% of such income of the Borrower and its consolidated Subsidiaries for the most recently completed fiscal year.

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” shall mean ten (10) basis points (0.10%).

“SOFR Floor” means a rate of interest per annum equal to zero (0) basis points (0.00%).

“Solvent” means, with respect to any Person on a particular date taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business, (iv) such Person has not incurred debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc.

“Subsidiary” of any Person at any time means (a) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (b) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (c) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (d) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person’s Subsidiaries.

“Sustainability Coordinator” has the meaning specified in Article 3 [ESG Provisions].

“Sustainability Linked Loan Principles” means the “Sustainability Linked Loan Principles” published in May 2021 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association, together with such updates thereto as may be acceptable to the Administrative Agent, Sustainability Coordinator and Borrower.

“Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge.

“Swing Loan Commitment” means PNC’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $70,000,000.

“Swing Loan Lender” means PNC, in its capacity as a lender of Swing Loans.

“Swing Loan Note” means the Swing Loan Note of the Borrower in the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

“Swing Loan Request” means a request for Swing Loans made in accordance with Section 2.5 [Swing Loan Requests] hereof.

“Swing Loans” means collectively and Swing Loan means separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

“Synthetic Lease” means any lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (b) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period.  If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.  If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.  The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period.

“Term SOFR Rate Loan” means a Loan that bears interest based on Term SOFR Rate.

“Term SOFR Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(b) [Revolving Credit Term SOFR Rate Option].

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“UCP” has the meaning specified in Section 11.11.1 [Governing Law].

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unregulated Subsidiary” means any Subsidiary of the Borrower other than NJNG.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.10.7 [Status of Lenders].

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2          Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement or any other Loan Document, means this Agreement or such other Loan Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or the other applicable Loan Document); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (k) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (l) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Standard Time.

1.3          Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect from time to time. Notwithstanding the foregoing, (a) if at any time any change in GAAP or in the application of GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) each financial ratio or requirement set forth in any Loan Document shall be computed (i) to exclude any change to lease accounting rules from those in effect pursuant to Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on February 16, 2018 and (ii) using the methodology for the recognition of investment tax credits for solar generation projects used by the Borrower in the fiscal year ending September 30, 2019 and (c) the Borrower shall provide to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements required under this Agreement or as reasonably requested hereunder, a reconciliation between calculations of any such financial ratio or requirement made before and after giving effect to such changes in GAAP described in the foregoing clauses (a) or (b).

1.4          Term SOFR/Daily Simple SOFR Notification.  Section 4.4(e) [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate or Daily Simple SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or Daily Simple SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

2.          REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1          Commitments.

2.1.1  Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrower at any time or from time to time on or after the date hereof to, but not including, the Expiration Date, provided that, after giving effect to each such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the amount of (a) Letter of Credit Obligations and (b) outstanding Swing Loans (and if the aggregate amount of Revolving Credit Loans from any Lender shall exceed such sum, the Borrower shall immediately repay the amount of such excess); and provided further that the Facility Usage at any time shall not exceed the Revolving Credit Commitments of all the Lenders (and if the Facility Usage shall exceed such sum, the Borrower shall immediately repay the amount of such excess). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1. The outstanding principal amount of all Revolving Credit Loans, together with accrued interest thereon, shall be due and payable on the Expiration Date.

2.1.2  Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, PNC may at its discretion make Swing Loans to the Borrower in Dollars at the Borrower’s request as hereinafter provided, from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount of up to but not in excess of the Swing Loan Commitment, provided that the Facility Usage at any time (after giving effect to any requested Swing Loan) shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2. The outstanding principal amount of all Swing Loans, together with accrued interest thereon, shall be due and payable on the earlier of the Settlement Date applicable thereto or the Expiration Date.

2.2          Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate amount of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the amount of Letter of Credit Obligations and outstanding Swing Loans. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3          Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Lender, as consideration for such Lender’s Revolving Credit Commitment hereunder according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the actual daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4          Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent (i) not later than 1:00 p.m., three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Term SOFR Rate Option applies or the conversion to or the renewal of the Term SOFR Rate Option for any Loans; and (ii) not later than 1:00 p.m., the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or electronic mail in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided such individual purports to be an Authorized Officer. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of $1,000,000 and not less than $3,000,000 for each Borrowing Tranche to which the Term SOFR Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Term SOFR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Term SOFR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

2.5          Swing Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 2:00 p.m. on the proposed Borrowing Date of a request therefor duly completed by an Authorized Officer substantially in the form of Exhibit 2.5 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or electronic mail (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided such individual purports to be an Authorized Officer. Each Swing Loan Request shall be irrevocable and shall specify (a) the proposed Borrowing Date, (b) the term of the proposed Swing Loan, which shall be no less than one (1) day and no longer than fourteen (14) days (such date, together with any earlier date on which PNC makes demand for repayment thereof, the “Settlement Date”), (c) the principal amount of such Swing Loan, which shall not be less than $250,000.00 and shall be an integral multiple of $50,000.00 and (d) whether such Swing Loan is at the Base Rate Option or the Daily Simple SOFR Option. Each Swing Loan shall be payable on demand, and, if no demand is made therefor, on the applicable Settlement Date.

2.6          Making Revolving Credit Loans and Swing Loans.

2.6.1  Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request for or with respect to Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests], notify the Lenders with Revolving Credit Commitments of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations etc.]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Conditions to Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.3 [Presumptions by the Administrative Agent].

2.6.2  Making Swing Loans. So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5 [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. on the Borrowing Date. Each Swing Loan shall bear interest at the interest rate applicable thereto in accordance with Section 4.1.1(c) [Swing Loan Interest Rate].

2.6.3  Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any prepayment by the Borrower that shall duplicate a payment by such Lender shall be promptly returned to the Borrower in immediately available funds or otherwise as shall be determined by the Borrower and Administrative Agent. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.4  Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.4 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.5  Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.5 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.4 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.7          Notes. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8          Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for the purposes set forth in Section 8.1.10 [Use of Proceeds], but in any event not to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law or, in any material respect, in violation of any Anti-Corruption Law.

2.9          Letter of Credit Subfacility.

2.9.1  Issuance of Letters of Credit. The Borrower or any Loan Party may at any time prior to the Expiration Date request the issuance of a standby letter of credit (each a “Letter of Credit”) for its own account, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The Borrower or any Loan Party shall authorize and direct the Issuing Lender to name the Borrower as the “Applicant” or “Account Party” of each Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.

2.9.1.1  Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the date which is five (5) Business Days prior to the Expiration Date unless, in the case of a Letter of Credit that Borrower requests to expire after the Expiration Date (but not longer than twelve (12) months after the Expiration Date), the Borrower Cash Collateralizes such Letter of Credit in accordance with Section 2.9.1.2 hereof; and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, the Letter of Credit Sublimit, or (ii) the Facility Usage exceed, at any one time, the Revolving Credit Commitments. Schedule 2.9.1 sets forth letters of credit issued by PNC, as issuing lender under the Existing Credit Agreement, which are outstanding as of the Closing Date (the “Existing Letters of Credit”). It is expressly agreed that the Existing Letters of Credit are Letters of Credit under this Agreement. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.1.2  Upon the request of Administrative Agent, (i) if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Letter of Credit Borrowing, or (ii) if, on the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize in an amount equal to one hundred and five percent (105%) of the then-outstanding amount of all Letter of Credit Obligations. Borrower hereby grants to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.

2.9.1.3  Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2  Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3  Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1  In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 p.m. on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 p.m. on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2  Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Effective Federal Funds Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3  With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4  Repayment of Participation Advances.

2.9.4.1  Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2  If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Effective Federal Funds Rate in effect from time to time.

2.9.5  Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto; provided that each Loan Party agrees that all instructions provided to the Administrative Agent by a Loan Party with respect to any Letter of Credit shall be provided in writing.

2.9.6  Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7  Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)          any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)         the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)         any lack of validity or enforceability of any Letter of Credit;

(iv)        any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)          the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)         payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)        the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)       any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)         any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)          any breach of this Agreement or any other Loan Document by any party thereto;

(xi)         the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)        the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)      the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8  Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the Administrative Agent or any of Administrative Agent’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9  Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

2.9.10  Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10         Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii)        the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)      if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)         all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Facility Usage does not exceed the total of all Non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)        if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)        if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(d)         if the Letter of Credit Obligations of the Non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such Non-Defaulting Lenders’ Ratable Share; and

(e)         if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv)       so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) an Insolvency Proceeding with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.11          Increase in Revolving Credit Commitments.

(i)          Increasing Lenders and New Lenders. The Borrower may, at any time prior to the Expiration Date, request one (1) time after the First Amendment Effective Date that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(a)          No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

(b)          Defaults. There shall exist no Event of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(c)          Representations and Warranties. The representations and warranties of each Loan Party set forth in Section 6 [Representations and Warranties] (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8 [Historical Statements; No Material Adverse Change], and Section 6.1.19 [Environmental Matters]) and in the other Loan Documents shall be true on and as of the date of such extension with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions hereof.

(d)       Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $750,000,000.

(e)     Minimum Revolving Credit Commitments. The aggregate increased amount of the Revolving Credit Commitments shall be at least $50,000,000; and

(f)         Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

(g)        Notes. The Borrower shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

(h)         Approval of New Lenders. Any New Lender shall be subject to the reasonable approval of the Administrative Agent.

(i)       Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(j)         New Lenders--Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

(ii)          Treatment of Outstanding Loans and Letters of Credit.

(a)          Repayment of Outstanding Loans; Borrowing of New Loans. On the on the effective date of such increase, the Borrower shall repay all Loans then outstanding, subject to the Borrower’s indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

(b)        Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.12          Extension of the Expiration Date.

(i)          Request for Extension. The Borrower may, by notice to Administrative Agent (who shall promptly notify the Lenders) delivered on any Business Day not less than sixty (60) days prior to the Expiration Date then in effect hereunder (the “Existing Expiration Date”) request that each Lender extend such Lender’s Expiration Date to the date that is one year after the Existing Expiration Date then in effect (the “Extended Expiration Date”). The Borrower may only request one (1) Extended Expiration Date pursuant to this Section 2.12 after the First Amendment Effective Date. The Business Day upon which any Extended Expiration Date is effective, upon satisfaction of each of the requirements of this Section 2.12, is referred to in this Section 2.12 as an “Extension Effective Date.”

(ii)      Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is fifteen (15) Business Days after the Business Day on which the Administrative Agent makes the Borrower’s extension request available to the Lenders (the “Lender Decision Date”), advise the Administrative Agent whether or not such Lender agrees to such extension with respect to its applicable Commitments or Loans (each Lender that determines to so extend its Expiration Date with respect to its applicable Commitments or Loans, an “Extending Lender”). Each Lender that determines to extend its Expiration Date with respect to its applicable Commitments or Loans shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Decision Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Decision Date or determines to not extend its Expiration Date (a “Non-Extending Lender”) with respect to its applicable Commitment or Loans shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such request for an extension of the Expiration Date (whether an Existing Expiration Date or Extended Expiration Date) shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any such request.

(iii)     Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.12 promptly after the Administrative Agent’s receipt thereof and, in any event, no later than the date that is five (5) Business Days after the Lender Decision Date.

(iv)       Additional Commitment Lenders. The Borrower shall have the right, but shall not be obligated, on or before the Existing Expiration Date in accordance with the procedures provided in Section 5.13 [Replacement of a Lender] as if such Non-Extending Lender was an Non-Consenting Lender thereunder, to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more assignees (each, an “Additional Commitment Lender”), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption Agreement (in accordance with and subject to the restrictions contained in Section 11.8.2 [Assignments by Lenders], with the Borrower or such Additional Commitment Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Existing Expiration Date for such Non-Extending Lender, assume a Commitment and/or Loans (and, if any such Additional Commitment Lender is already a Lender, its Commitment and/or Loans shall be in addition to such Lender’s Commitment and Loans hereunder on such date). On the Extension Effective Date, each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(v)          Conditions to Effectiveness of Extensions. No Extension Effective Date may occur unless and until:

(a)       the Extending Lenders and the Additional Commitment Lenders who have complied with the preceding subsection (iv) of this Section 2.12, when combined, comprise Required Lenders;

(b)         no Default or Event of Default shall have occurred and be continuing on such date and after giving effect to the Extended Expiration Date;

(c)         the representations and warranties of each Loan Party set forth in Section 6 [Representations and Warranties] (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8 [Historical Statements; No Material Adverse Change], and Section 6.1.19 [Environmental Matters]) and in the other Loan Documents shall be true on and as of the date of such extension with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions hereof; and

(d)         the Administrative Agent shall have received a certificate from the Borrower signed by an authorized officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Loan Parties approving or consenting to such extension.

(vi)      Expiration Date for Non-Extending Lenders. On the Expiration Date as to each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate, and (ii) Borrower shall repay the Loans and all other outstanding Obligations owed to such Non-Extending Lender.

(vii)       Amendment. In connection with any Extended Expiration Date, and concurrent with the relevant Extension Effective Date, the Borrower, Administrative Agent and Required Lenders may make such amendments to this Agreement as the Administrative Agent and/or Required Lenders determine to be reasonably necessary to effectuate such Extended Expiration Date. This Section shall supersede Sections 5.2 [Pro Rata Treatment of Lenders], 5.3 [Sharing of Payments by Lenders] and 11.1 [Modifications, Amendments or Waivers].

3.          ESG PROVISIONS

3.1          Sustainability Coordinator, KPIs and ESG. The Borrower, in consultation with a Lender selected by Borrower in its sole discretion (such Lender, in such capacity, the “Sustainability Coordinator”), shall establish specified Key Performance Indicators (“KPIs”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Borrower and its Subsidiaries. Upon effectiveness of the ESG Amendment (defined below), the KPIs will be used, together with the Pricing Grid, to determine pricing for the Loans and Letter of Credit Obligations. Based on the Borrower’s performance measured against the KPIs, certain adjustments to the otherwise agreed Commitment Fee, Applicable Margin, and Letter of Credit Fee will be made in an amount not to exceed (a) in the case of the Commitment Fee, a one (1) basis point adjustment in the otherwise applicable Commitment Fee, and (b) in the case of the Applicable Margin and the Letter of Credit Fee, a five (5) basis point adjustment in the otherwise in effect Applicable Margin or Letter of Credit Fee. The pricing adjustments pursuant to the KPIs will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and is to be agreed between the Borrower and the Sustainability Coordinator (each acting reasonably).

3.2          ESG Pricing Provisions; ESG Amendment. The KPIs and other related provisions (the “ESG Pricing Provisions”) will be provided to the Lenders for review in the form of an amendment to this Agreement and the other Loan Documents (if necessary), prepared by the Administrative Agent, which shall be executed by the Required Lenders, Borrower and the Sustainability Coordinator (such amendment, the “ESG Amendment”), notwithstanding any requirement set forth in Section 11.1 [Modifications, Amendments or Waivers] to the contrary. Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the Commitment Fee, the Applicable Margin, or the Letter of Credit Fee to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Required Lenders, notwithstanding any requirement set forth in Section 11.1 [Modifications, Amendments or Waivers] to the contrary. The Sustainability Coordinator, in consultation with the Administrative Agent, will (i) assist the Borrower in determining the ESG Pricing Provisions of the Loans and Letters of Credit and (ii) assist the Borrower in preparing informational materials focused on ESG to be used in connection with the Loans and Letter of Credit Obligations.

4.          INTEREST RATES

4.1           Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Term SOFR Rate Option set forth below applicable to the Revolving Credit Loans, or the Base Rate Option or the Daily Simple SOFR Option set forth below applicable to the Swing Loans, respectively, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the Term SOFR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option shall be converted immediately to the Base Rate Option, subject in all cases to the obligation of the Borrower to pay any indemnity under Section 5.11 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.  The applicable Base Rate, Daily Simple SOFR or Term SOFR Rate shall be determined by the Administrative Agent in accordance with the terms of this Agreement, and such determination shall be conclusive absent manifest error.

4.1.1  Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(a)          Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

(b)          Revolving Credit Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment plus the Applicable Margin.

(c)          Swing Loan Interest Rate: Subject to Section 4.3 [Interest After Default], the Swing Loans shall bear interest, as agreed by the Swing Loan Lender and the Borrower, (i) at the Base Rate Option applicable to Revolving Credit Loans, (ii) at a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Daily Simple SOFR plus the SOFR Adjustment plus the Applicable Margin or (iii) if applicable, at the applicable rate set forth in any Cash Management Agreement.

4.1.2  Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.1.3  Conforming Changes Relating to Term SOFR Rate or Daily Simple SOFR. With respect to the Term SOFR Rate or Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

4.2         Interest Periods. At any time when the Borrower shall select, convert to or renew a Term SOFR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Term SOFR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Option:

4.2.1  Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Term SOFR Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.4 [Revolving Credit Loan Requests]; and

4.2.2  Renewals. In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3         Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent, each Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4          Term SOFR Rate or Daily Simple SOFR Unascertainable; Illegality; Benchmark Replacement Setting.

(a)          Term SOFR Rate Unascertainable.  If, on or prior to the first day of an Interest Period:

(i)          the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate cannot be determined pursuant to the definition thereof, or

(ii)           the Required Lenders determine that for any reason in connection with any request for a Term SOFR Rate Loan or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed Term SOFR Rate Loan, does not adequately and fairly reflect the cost to such Lenders of funding or maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(d) [Administrative Agent’s and Lender’s Rights].

(b)          Daily Simple SOFR Unascertainable.  If, on any day:

(i)          the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR cannot be determined pursuant to the definition thereof, or

(ii)          the Administrative Agent or the Required Lenders determine that for any reason in connection with any request for a Daily Simple SOFR Loan that Daily Simple SOFR with respect to a proposed Daily Simple SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding or maintaining such Loan, and, if applicable, the Required Lenders provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(d) [Administrative Agent’s and Lender’s Rights].

(c)          Illegality.  If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan or Daily Simple SOFR Loan, or the determination or charging of interest rates based on the Term SOFR Rate or Daily Simple SOFR, as applicable, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4(d) [Administrative Agent’s and Lender’s Rights].

(d)       Administrative Agent’s and Lender’s Rights.  In the case of any event specified in Section 4.4(a) or (b) [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4(c) [Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Term SOFR Rate Loan or Daily Simple SOFR Loan shall be suspended (to the extent of the affected Term SOFR Rate Loan, Daily Simple SOFR Loan or Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4(a) or (b) [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Rate Option or Daily Simple SOFR Option and the Term SOFR Rate Option or Daily Simple SOFR Option, as applicable, has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans.  If any Lender notifies the Administrative Agent of a determination under Section 4.4(c) [Illegality], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.11 [Indemnity], as to any Loan of the Lender to which a Term SOFR Rate Option or Daily Simple SOFR Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

(e)          Benchmark Replacement Setting.

(i)          Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (a)(2) or clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)          Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)         Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.

(iv)        Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Loan bearing interest based on the Term SOFR Rate or Daily Simple SOFR to be made, conversion to or continuation of Loans bearing interest based on the Term SOFR Rate or Daily Simple SOFR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)          Certain Defined Terms. As used in this Section titled “Benchmark Replacement Setting”:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section.

“Benchmark” means, initially, either the Term SOFR Rate or Daily Simple SOFR, as applicable in the case of any Loan; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate, Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event: (a) in the case of the replacement of the Term SOFR Rate, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)          the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment;

(2)        the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; and

(b)          in the case of the replacement of Daily Simple SOFR, the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (a)(2) or (b) above would be less than the SOFR Floor, the Benchmark Replacement will be deemed to be the SOFR Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)      a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(e) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(e) titled “Benchmark Replacement Setting.”

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the NYFRB, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

4.5          Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Term SOFR Rate Option with an Interest Period of one (1) month commencing upon the last day of the existing Interest Period. If the Borrower provides any Loan Request related to a Loan at the Term SOFR Rate Option but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Term SOFR Rate Option with an Interest Period of one (1) month.

5.          PAYMENTS

5.1        Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Effective Federal Funds Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

5.2          Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 2.12 [Extension of the Expiration Date], 4.4(d) [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Term SOFR Rate or Daily Simple SOFR Unascertainable; Etc.], Section 5.13 [Replacement of a Lender] or Section 5.9 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.4 [Borrowings to Repay Swing Loans].

5.3          Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)          if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)          the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4          Administrative Agent’s Clawback.

5.4.1  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (x) in the case of Loans to which the Base Rate Option applies, 8 hours prior to the proposed time of such Borrowing Tranche of Loans and (y) otherwise, prior to the proposed date of any Borrowing Tranche of Loans that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6 (a) [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing Tranche of Loans available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Loan under the applicable Loan Request. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing Tranche of Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing Tranche of Loans. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

5.4.2  Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5          Interest Payment Dates. Interest on Loans to which the Base Rate Option or Daily Simple SOFR Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period and, if such Interest Period is longer than three (3) months, also at the end of each three (3) month period during such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).  Interest shall be computed to, but excluding, the date payment is due.

5.6          Voluntary Prepayments.

5.6.1  Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.9 [Increased Costs], Section 5.10 [Taxes] and Section 5.11 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(i)           the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(ii)          a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(iii)        a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies, Loans to which the Term SOFR Rate Option applies and, solely with respect to Swing Loans, Loans to which the Daily Simple SOFR Option applies;

(iv)        the total principal amount of such prepayment which, with respect to Loans to which the Base Rate Option applies, shall not be less than $500,000 for any Revolving Credit Loan unless such repayment is of the total amount outstanding with regard to such Revolving Credit Loan and which, with respect to Swing Loans, shall not be less than $500,000 unless such repayment is of the total amount outstanding with regard to such Swing Loan; and

(v)        the total principal amount of such prepayment, which, with respect to Loans to which the Term SOFR Rate Option applies, shall not be less than $1,000,000 for any Revolving Credit Loan unless such repayment is of the total amount outstanding with regard to such Revolving Credit Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4(d) [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (a) first to Swing Loans and second to the Revolving Credit Loans; and (b) after giving effect to the allocations in clause (a) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Daily Simple SOFR Option applies, then to Loans to which the Term SOFR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.11 [Indemnity].

5.6.2  Designation of Different Lending Office. If any Lender requests compensation under Section 5.9 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.9 [Increased Costs] or Section 5.10 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.7          Voluntary Commitment Reductions. The Borrower shall have the right, upon not less than five (5) Business Days’ written irrevocable notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, which notice shall specify the date and amount of any such reduction and otherwise be substantially in the form of Exhibit 5.7 (a “Commitment Reduction Notice”). Any such reduction shall be in a minimum amount equal to $5,000,000 or an integral multiple thereof, unless the Commitments are reduced to zero and this Agreement is terminated, provided, that the Revolving Credit Commitments may not be reduced below the aggregate principal amount of the Facility Usage. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Lenders.

5.8          [Reserved].

5.9          Increased Costs.

5.9.1  Increased Costs Generally. If any Change in Law shall:

(i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate or Daily Simple SOFR) or the Issuing Lender;

(ii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Lender, the Issuing Lender or the relevant interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.9.2  Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.9.3  Certificates for Reimbursement; Repayment of Outstanding Loans;  Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.9.1 [Increased Costs Generally] or 5.9.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.9.4  Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.10        Taxes.

5.10.1  Issuing Lender. For purposes of this Section 5.10, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

5.10.2  Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.10 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.10.3  Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.10.4  Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.10 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.10.5  Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.10.5 [Indemnification by the Lenders].

5.10.6  Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.10 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.10.7  Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.10.7(ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(a)         any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.10.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS For W-8BEN-E, as applicable; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.10.7(B) or Exhibit 5.10.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.10.7(D) on behalf of each such direct and indirect partner;

(c)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(d)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

5.10.8  Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.10 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.10 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.10 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.10.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.10.8 [Treatment of Certain Refunds], in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.10.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.10.9  Survival. Each party’s obligations under this Section 5.10 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.11          Indemnity. In addition to the compensation or payments required by Section 5.9 [Increased Costs] or Section 5.10 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of the Applicable Margin) which such Lender sustains or incurs as a consequence of any:

(i)          payment, prepayment, conversion or renewal of any Loan to which a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or

(ii)        attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests for a Loan other than a Loan under the Base Rate Option, whether under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

(iii)        any assignment of a Loan under the Term SOFR Rate Option on a day other than the last day of the Interest Period thereof as a result of a request by the Borrower pursuant to Section 5.13 [Replacement of a Lender].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.12        Settlement. On any Business Day, the Administrative Agent may effectuate settlement pursuant to such procedures as it may establish solely as a matter of administrative convenience. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Loans.

5.13         Replacement of a Lender. If any Lender requests compensation under Section 5.9 [Increased Costs], or if the Borrower is required to pay any indemnified taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes] and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.6.2 [Designation of Different Lending Office], or if any Lender is a Defaulting Lender, a Non-Extending Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.9 [Increased Cost] or Section 5.10 [Taxes]) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)          the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.8 [Successors and Assigns];

(b)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.11 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)         in the case of any such assignment resulting from a claim for compensation under Section 5.9 [Increased Costs] or payments required to be made pursuant to Section 5.10 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter;

(d)          such assignment does not conflict with applicable Law; and

(e)       in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.14          Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.10(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)         Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)         Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 2.10 [Defaulting Lender] in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)         Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.10 [Default Lenders] the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to Section 5.14(a) above.

6.          REPRESENTATIONS AND WARRANTIES

6.1          Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1  Organization and Qualification. Each Loan Party and each Significant Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Significant Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Significant Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the failure to be so licensed or qualified could reasonably be expected to result in a Material Adverse Change.

6.1.2  Subsidiaries. Schedule 6.1.2 states as of the date hereof the name of each of the Borrower’s Subsidiaries, each such Subsidiary’s jurisdiction of incorporation or formation, percentage of ownership, equity interest owner, and if such Subsidiary is a Significant Subsidiary, Inactive Subsidiary, Project Subsidiary and/or Regulated Subsidiary. Each of the Loan Parties own the equity interests in each of such Subsidiaries it purports to own, free and clear in each case of any Lien.

6.1.3  Power and Authority. Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4  Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

6.1.5  No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens that may be granted under the Loan Documents).

6.1.6  Litigation. Except as set forth in the SEC Filings, there are no actions, suits, proceedings or investigations (other than Environmental Complaints which are specifically addressed in Section 6.1.19 [Environmental Matters]) pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

6.1.7  Title to Properties. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens (other than Environmental Complaints which are specifically addressed in Section 6.1.19 [Environmental Matters]) except Permitted Liens, and subject to the terms and conditions of the applicable leases, except where the failure to hold such properties, assets and other rights subject to such terms and conditions could reasonably be expected to result in a Material Adverse Change. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby to the extent that the failure of such leases to be in full force or effect or have obtained any such consent could reasonably be expected to result in a Material Adverse Change.

6.1.8  Historical Statements; No Material Adverse Change.

6.1.8.1  Historical Statements.

(a)         The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended September 30, 2020 (the “Historical Statements”).

(b)       The Historical Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, required to be reflected on the Historical Statements under GAAP.

6.1.8.2  No Material Adverse Change. Since September 30, 2020, no Material Adverse Change has occurred.

6.1.9  Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U) in violation or Regulations U. No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any other purpose, in each case in violation of the provisions of the regulations of the Board of Governors of the Federal Reserve System. Margin stock does not, and will not, constitute, more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries.

6.1.10  Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, together with the information contained in the SEC Filings, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not materially misleading.

6.1.11  Taxes. All federal, state and material local and other Tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all Taxes which have or may become due pursuant to said returns or to assessments received, except to the extent that (i) such Taxes are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions if any, as shall be required by GAAP, shall have been made, or (ii) the failure to so pay or so contest such Taxes could not reasonably be expected to result in a Material Adverse Change.

6.1.12  Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement as a condition to the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party.

6.1.13  No Event of Default; Compliance With Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change.

6.1.14  Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or has the contractual right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights reasonably necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to have a Material Adverse Change.

6.1.15  [Reserved].

6.1.16  Compliance With Laws. The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.19 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.1.17  Investment Companies; Regulated Entities. None of the Loan Parties or any Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control”. None of the Loan Parties are subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

6.1.18  Plans and Benefit Arrangements.

(i)          The Borrower and each other member of the ERISA Group are in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, Multiple Employer Plans and Multiemployer Plans except where any instance of noncompliance could not reasonably be expected to result in a Material Adverse Change. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, in either case which could reasonably be expected to result in a Material Adverse Change. The Borrower and all other members of the ERISA Group have made when due any and all material payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto except for any failure that could not reasonably be expected to result in a Material Adverse Change. With respect to each Plan and Multiple Employer Plan, the Borrower and each other member of the ERISA Group (a) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (b) have not incurred any material liability to the PBGC which has not been paid in the ordinary course, and (c) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA, except for any failure under (a), (b) or (c) that could not reasonably be expected to result in a Material Adverse Change. All Plans, Benefit Arrangements and, to the best knowledge of Borrower, Multiple Employer Plans and Multiemployer Plans have been administered in all material respects in accordance with their terms and applicable Law except for any failure that could not reasonably be expected to result in a Material Adverse Change.

(ii)          No event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan except for any failure that could not reasonably be expected to result in a Material Adverse Change.

(iii)       Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan which could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA which, in either case, could reasonably be expected to result in a Material Adverse Change.

6.1.19  Environmental Matters. Except as set forth in the SEC Filings, none of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint which could reasonably be expected to result in a Material Adverse Change. There are no pending or, to any Loan Party’s knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or any of the Properties or, to any Loan Party’s knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Environmental Permits which could reasonably be expected to result in a Material Adverse Change. The Loan Parties and their Subsidiaries are in compliance with all applicable Environmental Laws in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. The Loan Parties and their Subsidiaries hold and are operating in compliance with Environmental Permits, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.1.20  Senior Debt Status. The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Unregulated Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

6.1.21  Permitted Business Opportunities. The information set forth on Schedule 6.1.21 is true, complete and correct in all material respects and sets forth a list of the Investments in Permitted Business Opportunities by the Loan Parties and their Subsidiaries as of the Closing Date and includes, without limitation, the amount and nature of each such Investment, a description of the activities engaged in by the Loan Parties and their Subsidiaries in connection with such Investment, and a description of the activities engaged in by the Person in which the Investment has been made.

6.1.22  Sanctions and Other Anti-Terrorism Laws. No Covered Entity: (a) is a Sanctioned Person; and (b) directly, or indirectly through any third party to the best of its knowledge, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Laws of the United States or Laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws.

6.1.23  Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance in all material respects with all Anti-Corruption Laws and (b) if other than a natural person, instituted and maintains policies and procedures designed to promote compliance with such Laws.

6.1.24  Beneficial Ownership Exemption. The Borrower is exempt from the “legal entity customer” definition under 31 C.F.R. §1010.230(e)(2).

6.1.25  Solvency. On the Closing Date and after giving effect to the initial Loans hereunder, the Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent.

6.1.26  No Affected Financial Institution. No Loan Party is an Affected Financial Institution.

7.          CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1          First Loans and Letters of Credit.

7.1.1  Officer’s Certificate. The representations and warranties of each of the Loan Parties contained in Section 6 [Representations and Warranties] and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof required to have been performed and complied with on or prior to the Closing Date, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or other Authorized Officer of each of the Loan Parties, to each such effect.

7.1.2  Secretary’s Certificate. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties (or an Authorized Officer if there is no Secretary or Assistant Secretary of any such Loan Party), certifying as appropriate as to:

(i)          all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

(ii)        the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(iii)      copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

7.1.3  Opinion of Counsel. There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of (a) Troutman Pepper Hamilton Sanders LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel and Certificates of the Borrower’s in-house counsel as may be reasonably acceptable to the Administrative Agent), dated the Closing Date, and (b) Richard Reich, in-house counsel for the Loan Parties, in his capacity as Interim General Counsel and Corporate Secretary of NJR Service Corporation, dated the Closing Date, in each case covering such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.

7.1.4  Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request. The Administrative Agent shall have received this Agreement executed by the Borrower and each Lender and the Notes executed by the Borrower.

7.1.5  Payment of Fees. The Borrower shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Lenders to the extent not previously paid all fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Lenders are entitled to be reimbursed.

7.1.6  [Reserved]

7.1.7  Material Adverse Change. Since September 30, 2020, no Material Adverse Change shall have occurred. The Loan Parties’ execution and delivery of this Agreement shall constitute their representation to such effect.

7.1.8  No Violation of Laws. The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders.

7.1.9  No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

7.1.10  Delivery of Guaranty Agreement. The Guaranty Agreement shall have been duly executed and delivered to the Administrative Agent for the benefit of the Lenders.

7.1.11  Termination of Commitments and Repayment of Outstanding Indebtedness. The Loan Parties shall have repaid all obligations, indebtedness, interest fees, expenses and other amounts due and owing under the Existing Credit Agreement, all commitments to lend thereunder shall have been irrevocably terminated and all letters of credit issued thereunder shall have been terminated, all to the satisfaction of the Administrative Agent.

7.1.12  Regulatory Approvals. All regulatory approvals and consents and licenses necessary for the consummation of the transactions contemplated hereunder shall have been completed and there shall be an absence of any legal or regulatory prohibitions or restrictions in respect of the transactions contemplated hereunder.

7.1.13  Lien Searches. The Administrative Agent shall have received lien searches in acceptable scope and with acceptable results.

7.1.14  USA PATRIOT Act Diligence. The Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender such documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

7.1.15  Additional Information. The Administrative Agent and each Lender shall have received such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time.

7.1.16  Payment of Fees. The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

Without limiting the generality of the provisions of the last paragraph of Section 10.3 [Exculpatory Provisions], for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

7.2          Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein), (ii) no Event of Default or Potential Default shall have occurred and be continuing, and (iii) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8.          COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1          Affirmative Covenants.

8.1.1  Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Significant Subsidiaries to, maintain its legal existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) where the lack of legal existence of any Subsidiary or the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Change, or (ii) as otherwise expressly permitted in Section 8.2.5 [Liquidations, Mergers, Etc.] or Section 8.2.6 [Dispositions of Assets or Subsidiaries].

8.1.2  Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all Taxes upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such Taxes are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which could reasonably be expected to result in a Material Adverse Change.

8.1.3  Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

8.1.4  Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof (except for asset dispositions not restricted under Section 8.2.6 [Dispositions of Assets and Subsidiaries]).

8.1.5  Maintenance of Patents, Trademarks, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could constitute a Material Adverse Change.

8.1.6  Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection, and, except after the occurrence and during the continuation of an Event of Default, any such visit or inspection shall occur during regular business hours. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent, and except after the occurrence and during the continuation of an Event of Default, any such audit (whether by the Administrative Agent or any Lender) shall be at the sole cost and expense of the Administrative Agent or such Lender, as the case may be.

8.1.7  Keeping of Records and Books of Account. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.8  Plans and Benefit Arrangements. The Borrower shall, and shall cause each of its Subsidiaries and each other member of the ERISA Group to, comply with ERISA, the Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any of its Subsidiaries and any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans, except where any such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change.

8.1.9  Compliance With Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all material respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, obtain, maintain, renew and comply with all Environmental Permits applicable to their respective operations and activities, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to do so would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

8.1.10  Use of Proceeds. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for general corporate purposes of the Borrower and for working capital of the Borrower (including, without limitation (i) the use of Letters of Credit to support obligations arising in the ordinary course of the business of the Loan Parties, as such business is permitted to be conducted pursuant to Section 8.2.10 [Continuation of or Change in Business] and (ii) to repay and terminate Indebtedness outstanding under the Existing Credit Agreement).

8.1.11  Additional NJR Note Agreements Covenants. In the event that the Borrower shall amend any of the NJR Note Agreements, or shall enter into a new NJR Note Agreement, which include one or more negative or financial covenants in addition to or materially more restrictive than those contained in the NJR Note Agreements as of the Closing Date, then the Borrower shall offer to the Lenders to amend this Agreement to include such additional negative or financial covenant or covenants in this Agreement pursuant to an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower. In such event, the Borrower promptly, upon acceptance of any offer referred to in the preceding sentence, shall execute and deliver at its expense an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower evidencing the amendment of this Agreement to include such additional or materially more restrictive covenant or covenants (any such new additional covenant(s) so included in this Agreement being called an “Incorporated Covenant(s)”). In the event that at any time and from time to time after the execution of such an amendment with respect to any Incorporated Covenant, the applicable NJR Note Agreement or other similar agreement shall no longer include such Incorporated Covenant, then upon notice by the Borrower to the Administrative Agent, the Administrative Agent and the Lenders shall execute and deliver to the Borrower, at the Borrower’s expense, an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower evidencing the amendment of this Agreement to delete such Incorporated Covenant from this Agreement.

8.1.12  Notice of Reportable Compliance Event. The Loan Parties covenant and agree that they shall immediately notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event.

8.1.13  Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.13, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.13 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.13 constitute, and this Section 8.1.13 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

8.1.14  Additional Information. Each Loan Party shall provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent and such Lender with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer”, “beneficial ownership” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith, including, without limitation, a Certificate of Beneficial Ownership if the Borrower is no longer exempt therefrom or the Administrative Agent or such Lender requires such for such policy or procedure compliance.

8.1.15  Joinder of Guarantors. Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.8 [Subsidiaries] shall (i) execute and deliver to the Administrative Agent a Guarantor Joinder pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) execute and deliver to the Administrative Agent documents in the forms described in Section 7.1.2 [Secretary’s Certificate] modified as appropriate to relate to such Subsidiary and (iii) satisfy such other requirements as reasonably requested by the Administrative Agent. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within fifteen (15) Business Days after the date of the filing of such Subsidiary’s articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, or other applicable date of first existing as a Subsidiary.

8.2          Negative Covenants.

8.2.1  Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Unregulated Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)           Indebtedness under the Loan Documents;

(ii)         existing Indebtedness as set forth on Schedule 8.2.1 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(iii)         Indebtedness among Loan Parties, or among Unregulated Subsidiaries that are not Loan Parties;

(iv)         Indebtedness among the Borrower and its Unregulated Subsidiaries that are not Loan Parties resulting from customary cash management pooling or other similar arrangements in the ordinary course of business;

(v)          Indebtedness in respect of capitalized leases or which is secured by Purchase Money Security Interests not to exceed at any time outstanding in the aggregate for the Loan Parties and their Unregulated Subsidiaries $175,000,000; provided that at the time of the incurrence of such Indebtedness, the Borrower is in compliance with Section 8.2.16 [Maximum Leverage Ratio] both before and after such incurrence;

(vi)        Indebtedness arising under any Permitted Commodity Hedging Transaction or any other Hedging Transaction entered into by the Borrower or any of its Unregulated Subsidiaries; provided that such obligations are (or were) entered into by such Person for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person (in the case of Hedging Transactions with respect to commodities, in accordance with the definition of Permitted Commodity Hedging Transaction), and not for speculative purposes;

(vii)      Indebtedness of an Acquired Person which (x) existed prior to the consummation of the Permitted Acquisition in connection with which such Acquired Person was acquired by a Loan Party or Unregulated Subsidiary, as applicable, and (y) was not incurred in contemplation of or in connection with such Permitted Acquisition; provided that at the time of the incurrence of such Indebtedness, the Borrower is in compliance with Section 8.2.16 [Maximum Leverage Ratio] both before and after such incurrence;

(viii)       Indebtedness incurred by Project Subsidiaries; and

(ix)        Additional Indebtedness (including Guaranties) of the Loan Parties or their Subsidiaries incurred after the Closing Date, in each case including any amendments, extensions, renewals or refinancings thereof that do not increase the amount of such Indebtedness other than by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred; provided that at the time of the incurrence of such Indebtedness, the Borrower is in compliance with Section 8.2.16 [Maximum Leverage Ratio] both before and after such incurrence.

8.2.2  Liens. Each of the Loan Parties shall not, and shall not permit any of its Unregulated Subsidiaries (other than Project Subsidiaries) to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens and extensions or renewals of Permitted Liens; provided in each case that the Indebtedness secured thereby is not restricted under Section 8.2.1 [Indebtedness].

8.2.3  [Reserved].

8.2.4  Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Unregulated Subsidiaries to, at any time make or suffer to remain outstanding any Investment, except:

(i)           Permitted Investments;

(ii)          Investments in Loan Parties;

(iii)         advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iv)        Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(v)          Investments consisting of the indorsement by the Borrower or any Subsidiary of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;

(vi)         Investments also constituting (a) Indebtedness permitted under Section 8.2.1 [Indebtedness], (b) Permitted Acquisitions permitted under Section 8.2.5 [Liquidations, Consolidations, Mergers, Acquisitions], (c) Restricted Payments permitted under Section 8.2.13 [Restricted Payments], or (d) Off-Balance Sheet Financings permitted under Section 8.2.14 [Off-Balance Sheet Financings];

(vii)       Investments in the form of joint ventures engaged in a Permitted Business disclosed on Schedule 6.1.2 [Subsidiaries and Joint Ventures], subject to compliance with Section 8.2.8 [Subsidiaries];

(viii)       Investments in treasury stock of the Borrower; and

other Investments; provided that at the time of the making of such Investment, the Borrower is in compliance with Section 8.2.16 [Maximum Leverage Ratio] both before and after the making of such Investment.

8.2.5  Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Unregulated Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

(i)          any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly owned by one or more of the other Loan Parties,

(ii)         any Unregulated Subsidiary of the Borrower that is not a Loan Party may dissolve, liquidate or wind-up its affairs or may consolidate or merge into the Borrower or any other Unregulated Subsidiary of the Borrower, provided that if any such merger or consolidation is with a Loan Party, the entity surviving or resulting from such merger or consolidation shall be a Loan Party, and

(iii)       any Loan Party or any Subsidiary of a Loan Party may acquire, whether by purchase or by merger, (a) all of the ownership interests of another Person or (b) substantially all of assets of another Person or of a business or division of another Person (each a “Permitted Acquisition”), provided that each of the following requirements is met:

(a)          if the Loan Parties are acquiring the ownership interests in such Person, such Person shall, if required to be a Guarantor under Section 8.2.8 [Subsidiaries], execute a Guarantor Joinder and join this Agreement as a Guarantor in accordance with Section 8.1.15 [Joinder of Guarantors];

(b)         the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

(c)          the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be engaged in a Permitted Business;

(d)        no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition, including without limitation pro forma compliance with Section 8.2.16 [Maximum Leverage Ratio]; and

(e)         promptly upon written request therefor by the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with a Permitted Acquisition and such other information about the target thereof as the Administrative Agent may reasonably request.

8.2.6  Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Unregulated Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including without limitation any sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests) (collectively, any such transaction, a “Disposition”), except:

(i)          Dispositions involving the sale of inventory or investments in the ordinary course of business or the lease or license of goods or intellectual property in the ordinary course of business;

(ii)         any Disposition of assets (including without limitation intellectual property) in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Unregulated Subsidiary’s business;

(iii)      Dispositions (a) by a Subsidiary that is not a Loan Party to a Loan Party, (b) among Loan Parties, or (c) among Subsidiaries that are not Loan Parties;

(iv)         any Disposition of assets in the ordinary course of business which are replaced by substitute assets acquired or leased;

(v)         the issuance of shares of capital stock of the Borrower, and the issuance of shares of capital stock of (a) a Subsidiary that is not a Loan Party to a Loan Party, (b) among Loan Parties, or (c) among Subsidiaries that are not Loan Parties;

(vi)         any Disposition of assets or capital stock of any Inactive Subsidiary of the Borrower;

(vii)      Dispositions also constituting (a) Investments permitted under Section 8.2.4 [Loans or Investments], (b) Restricted Payments permitted under Section 8.2.13 [Restricted Payments], or (c) transactions permitted under clauses (i) or (ii) of Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions];

(viii)     any Disposition of assets or capital stock of any Project Subsidiary, provided that (a) the Loan Parties are simultaneously released from any recourse Indebtedness related to such Project Subsidiary, and (b) the Borrower is in compliance with Section 8.2.16 [Maximum Leverage Ratio] both before and after such Disposition;

(ix)      any Permitted Wind/Solar Transaction, so long as the Borrower is in compliance with Section 8.2.16 [Maximum Leverage Ratio] both before and after such transaction, or any other Off-Balance Sheet Financing permitted by Section 8.2.14 [Off-Balance Sheet Financing]; and

(x)          any other Disposition of assets by any Loan Party or any Unregulated Subsidiary of a Loan Party, provided that (a) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (b) the aggregate net book value of all assets so sold by the Loan Parties and their Unregulated Subsidiaries shall not exceed in any twelve (12) consecutive month period ten percent (10%) of the consolidated tangible assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

8.2.7  Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Unregulated Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is (i) not otherwise prohibited by this Agreement, (ii) entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions, and (iii) in accordance with all applicable Law other than (a) payment of reasonable compensation (including reasonable bonus and other reasonable incentive arrangements) to officers and employees; (b) reasonable directors’ fees; (c) Restricted Payments permitted pursuant to Section 8.2.13 [Restricted Payments]; (d) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business; (e) Investments permitted by Section 8.2.4 [Loans and Investments]; (f) transactions with any Person that is an Affiliate by reason of the ownership by the Borrower or any of its Subsidiaries of equity interests of such Person; and (g) Indebtedness permitted by Section 8.2.1 [Indebtedness].

8.2.8  Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Unregulated Subsidiaries to, own or create directly or indirectly any Subsidiaries other than:

(i)          any Subsidiary (including, without limitation, a Project Subsidiary) which has joined this Agreement as a Guarantor on the Closing Date;

(ii)          any Subsidiary (including, without limitation, a Project Subsidiary) which has not joined this Agreement as a Guarantor on the Closing Date (a) which either (1) is not a Significant Subsidiary, (2) is not a wholly-owned Subsidiary or (3) is NJNG, (b) the obligations of which are non-recourse to the Loan Parties or, if recourse to the Loan Parties, are permitted under this Agreement, and (c) which is not a guarantor of any NJR Note Obligations or any other obligations of any Loan Party in an aggregate outstanding amount of $50,000,000 or more;

(iii)         Conserve to Preserve Foundation, a non-profit corporation organized under the laws of the State of New Jersey;

(iv)          any Person which is not, directly or indirectly, a wholly owned Subsidiary of the Borrower; and

(v)          any Subsidiary (including, without limitation, a Project Subsidiary) formed or acquired after the Closing Date which either (a) joins this Agreement as a Guarantor in accordance with Section 8.1.15 [Joinder of Guarantors] or (b) does not join this Agreement as a Guarantor, and is not required to do so, because it satisfies each of Sections 8.2.8(ii)(a)-(c) above.

8.2.9  Use of Proceeds. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

8.2.10  Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Unregulated Subsidiaries to, engage in any business other than a Permitted Business.

8.2.11  Plans and Benefit Arrangements. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement, Multiple Employer Plan or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, would reasonably be expected to result in a Material Adverse Change.

8.2.12  Fiscal Year. The Borrower shall not, and shall not permit any Unregulated Subsidiary (other than Project Subsidiaries) of the Borrower to, change its fiscal year from the twelve-month period beginning October 1 and ending September 30 without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed.

8.2.13  Restricted Payments. The Loan Parties shall not, and shall not permit any Unregulated Subsidiary to, declare or make any Restricted Payment, except that (a) the Borrower may (i) declare and make any dividend payment or other distribution payable in its common stock, (ii) effectuate cashless repurchases of its capital stock deemed to occur upon the exercise of options, warrants or similar rights in such capital stock or the payment by the Borrower of employee tax liabilities arising from the issuance of such capital stock pursuant to stock option or other equity-based incentive or other benefit plans in the ordinary course of business; (iii) make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Borrower; (iv) may make Restricted Payments with the proceeds received from the substantially concurrent issue of new common stock; and (v) make any other Restricted Payment so long as no Event of Default or Potential Default shall have occurred and is continuing or would result therefrom; and (b) any Subsidiary of the Borrower may declare and make any Restricted Payment (1) to the holders of the equity interests of such Subsidiary, ratably according to such equity holder’s percentage ownership of the class of equity interest in respect of which such Restricted Payment is being made or (2) to any Loan Party, whether or not on a ratable basis. In addition, each Loan Party shall not permit any of its Regulated Subsidiaries to be subject to contractual limitations on the ability of such Regulated Subsidiary to make Restricted Payments to such Loan Party, other than restrictions contained in any senior Indebtedness incurred by such Regulated Subsidiary.

8.2.14  Off-Balance Sheet Financing. Each Loan Party and each Unregulated Subsidiary of each Loan Party shall not engage in any off balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money, including without limitation asset securitizations, sale/leasebacks or Synthetic Leases (other than Permitted Wind/Solar Transactions), with liabilities in excess, in the aggregate for the Borrower and its Subsidiaries as of any date of determination, of ten percent (10%) of the total assets of the Borrower and its Subsidiaries, determined and consolidated in accordance with GAAP as of the date of determination. For purposes of this Section 8.2.14, the amount of any lease which is not a capital lease in accordance with GAAP is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.

8.2.15  Modifications to Organizational Documents. Each Loan Party and each Unregulated Subsidiary of each Loan Party shall not amend, supplement or otherwise modify (pursuant to a waiver or otherwise) its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders.

8.2.16  Maximum Leverage Ratio. The Loan Parties shall not at any time permit the ratio of Consolidated Total Indebtedness of the Borrower and its Subsidiaries to Consolidated Total Capitalization to exceed 0.70 to 1.00.

8.2.17  Sanctions and Other Anti-Terrorism Laws. Each Loan Party hereby covenants and agrees that until the Expiration Date, the Loan Party will not, and will not permit any its Subsidiaries to: (a) become a Sanctioned Person; (b) directly, or indirectly through a third party, knowingly engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans or any Letter of Credit to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, in each case that would be in violation of Anti-Terrorism Laws; (c) knowingly repay the Loans or Letter of Credit Obligations with funds derived from any unlawful activity; (d) [reserved]; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) cause any Lender, the Administrative Agent or the Issuing Lender to violate any sanctions administered by OFAC or any other sanctions program of a type referenced in the definition of “Sanctioned Person”.

8.3          Reporting Requirements. The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1  Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended, or within fifty (50) days in the event the Borrower shall file its Form 10-Q within the extension period pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended), financial statements of the Borrower, consisting of a consolidated (and, if delivered pursuant to the NJR Note Agreements, consolidating) balance sheet as of the end of such fiscal quarter and related consolidated (and, if delivered pursuant to the NJR Note Agreements, consolidating) statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.1 if within forty-five (45) days after the end of their fiscal quarter (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended, or within fifty (50) days in the event the Borrower shall file its Form 10-Q within the extension period pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended), the Borrower files a copy of its Form 10-Q with the SEC on its Electronic Data Gathering, Analysis and Retrieval system (or the SEC’s successor electronic system) (collectively, “EDGAR”) and the financial statements contained therein meet the requirements described in this Section.

8.3.2  Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended, or within one hundred five (105) days in the event the Borrower shall file its Annual Report on Form 10-K within the extension period pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended), financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of any going concern qualification. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.2 if within ninety (90) days (or one hundred five (105) days, if applicable) after the end of their fiscal year (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Borrower files a copy of its Annual Report on Form 10-K as filed with the SEC on EDGAR and the financial statements and certification of public accountants contained therein meet the requirements described in this Section.

8.3.3  Certificate of the Borrower. Concurrently with the financial statements of the Borrower furnished or otherwise made available to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.3.

8.3.4  Notice of Default. Promptly after any Authorized Officer (or other executive officer) of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or other Authorized Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.5  Notice of Litigation. Promptly after the commencement thereof, notice of (i) all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party or, (ii) any Environmental Complaint, which, in either case, could reasonably be expected to result in a Material Adverse Change.

8.3.6  Notice of Change in Debt Rating. Within five (5) Business Days after a change in the Debt Rating of NJNG, notice of such change. The Borrower will deliver, together with such notice, a copy of any written notification which Borrower or NJNG received from the applicable rating agency regarding such change of Debt Rating.

8.3.7  Budgets, Forecasts, Other Reports and Information. Promptly upon their becoming available to the Borrower:

(i)          any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

(ii)         regular or periodic reports, including Forms 10-K, 10-Q and 8‑K, registration statements and prospectuses, filed by the Borrower with the SEC,

(iii)       to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC, the Borrower shall notify the Lenders promptly of the enactment or adoption of any Law which may result in a Material Adverse Change,

(iv)        to the extent requested by the Administrative Agent or any Lender, the annual budget and any forecasts or projections of the Loan Parties, and

(v)         with respect to the Hedging Transaction activities of the Loan Parties and their Subsidiaries, to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC, such other reports and information as any of the Lenders may from time to time reasonably request.

8.3.8  Notices Regarding Plans and Benefit Arrangements.

8.3.8.1  Certain Events. Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

(i)          any Reportable Event with respect to the Borrower or any other member of the ERISA Group which could reasonably be expected to result in a Material Adverse Change,

(ii)        any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder which penalty or tax could reasonably be expected to result in a Material Adverse Change,

(iii)      any assertion of material withdrawal liability with respect to any Multiemployer Plan, which could reasonably be expected to result in a Material Adverse Change,

(iv)       any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), which could reasonably be expected to result in a Material Adverse Change,

(v)        any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA, which could reasonably be expected to result in a Material Adverse Change,

(vi)        withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan, which could reasonably be expected to result in a Material Adverse Change,

(vii)      a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 303(k) of ERISA that could reasonably be expected to result in a Material Adverse Change,

(viii)     the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA that could reasonably be expected to result in a Material Adverse Change, or

(ix)       any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions, except for any such change required or permitted under applicable Law.

8.3.9  Electronic Delivery. Documents required to be delivered pursuant to this Section 8.3 (other than certificates required to be delivered pursuant to Section 8.3.3 and notices required to be delivered pursuant to Section 8.3.4) shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), provided, that, in each case the Borrower shall promptly notify the Administrative Agent that such documents have been so posted.

9.          DEFAULT

9.1          Events of Default. An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1  Payments Under Loan Documents. The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation when due, or the Borrower shall, within five (5) days of the due date, fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owed under the Loan Documents;

9.1.2  Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3  Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights], Section 8.2.17 [Sanctions and Other Anti-Terrorism Laws] or Section 8.2 [Negative Covenants];

9.1.4  Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (a) receipt by a Loan Party of knowledge of such default, or (b) receipt by a Loan Party of notice of such default from the Administrative Agent or Required Lenders;

9.1.5  Defaults in Other Agreements or Indebtedness.

(i)          A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor (including without limitation Permitted Wind/Solar Transactions) in excess of $30,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

(ii)         There shall occur under the NJNG Credit Agreement an “Event of Default” (as such term is defined in the NJNG Credit Agreement); or

(iii)        A default or event of default shall occur at any time under the terms of any agreement involving any off balance sheet transaction (including any asset securitization, sale/leaseback transaction, or Synthetic Lease (other than Permitted Wind/Solar Transactions)) with obligations in the aggregate thereunder for which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $30,000,000, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any obligation (whether or not such right shall have been waived) or the termination of any such agreement;

9.1.6  Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $30,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, and there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

9.1.7  Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8  Insolvent. The Borrower and its Subsidiaries cease to be Solvent on a consolidated basis;

9.1.9  Events Relating to Plans and Multiemployer Plans. An ERISA Event occurs with respect to a Plan which has resulted or could reasonably be expected to result in Material Adverse Change, or Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability could reasonably be expected to result in a Material Adverse Change;

9.1.10  Cessation of Business. Cessation of all or substantially all of the Borrower’s and its Subsidiaries’ consolidated business for a period of five (5) or more calendar days;

9.1.11  Change of Control. A Change of Control shall occur; or

9.1.12  Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or a Significant Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or a Significant Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Significant Subsidiary of a Loan Party admits in writing its inability to pay its debts as they mature.

9.2          Consequences of Event of Default.

9.2.1  Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 [Payments Under Loan Documents] through 9.1.11 [Change of Control] shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2  Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3  Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4  Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of any collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)        Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v)        Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)         Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from any proceeds of any such Non-Qualifying Party’s collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of any collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

10.          THE ADMINISTRATIVE AGENT

10.1       Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent and the Issuing Lender hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 are solely for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

10.2         Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3         Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)      shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Insolvency Proceeding or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Insolvency Proceeding; and

(c)          shall not, except as expressly specified herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by the Borrower, the Issuing Lender or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in Article 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4         Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5        Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6          Resignation of Administrative Agent.

(a)          The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Potential Default or Event of Default has occurred and is continuing), to appoint a successor, such approval of the Borrower not to be to be unreasonably withheld or delayed, which shall be a bank with an office in New York, or an Affiliate of any such bank with an office in New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)        If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)         With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7         Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8      No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the “lead arrangers”, “documentation agents” or “syndication agents”, if any, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9       Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.

10.10      Authorization to Release Collateral and Guarantors. The Lenders and the Issuing Lender authorize the Administrative Agent to release (i) any collateral under the Loan Documents, and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.6 [Dispositions of Assets or Subsidiaries] or Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11     No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12       ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)         (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless either (1) sub-clause (i) in the immediately preceding Section 10.12(a) is true with respect to a Lender or (2) such Lender has not provided another representation, warranty and covenant as provided in accordance with sub-clause (iv) in the immediately preceding Section 10.12(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)          none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),

(iii)         the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(iv)          no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit, or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

10.13       Erroneous Payments.

(a)        If the Administrative Agent notifies the Issuing Lender, a Lender or any Person who has received funds on behalf of a Lender or the Issuing Lender (any such Lender, the Issuing Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or the Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)        Without limiting immediately preceding clause (a), each Lender, the Issuing Lender or any Person who has received funds on behalf of a Lender or the Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, the Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)          (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)          such Lender or the Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.13(b).

(c)         Each Lender and the Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or the Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or the Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)         In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or the Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or the Issuing Lender at any time, (i) such Lender or the Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) or Letter of Credit Obligations with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loan”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) or Letter of Credit Obligations of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or the Issuing Lender shall deliver any Notes evidencing such Loans or Letter of Credit Obligations to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender or the Issuing Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans or Letter of Credit Obligations acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or the Issuing Lender shall be reduced by the net proceeds of the sale of such Loan or Letter of Credit Obligations (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or the Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) or Letter of Credit Obligations acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or the Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)         To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)       Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

11.          MISCELLANEOUS

11.1         Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1  Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2  Extension of Payment; Reduction of Principal, Interest or Fees;  Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), any Reimbursement Obligation, the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or any Reimbursement Obligation or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3  Release of Guarantor. Except for sales of assets permitted by Section 8.2.6 [Dispositions of Assets or Subsidiaries], release any Guarantor that is a Significant Subsidiary from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4  Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions], Section 5.3 [Sharing of Payments by Lenders] or Section 9.2.4 [Application of Proceeds] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.13 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended or the principal amount of or the rate of interest borne by any Loan or any Reimbursement Obligation or the Commitment Fee or any other fee payable to such Lender may not be reduced, in each case without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provisions of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents; provided that such Lender shall continue to be entitled to the benefits of Sections 5.9 [Increased Costs], 5.10 [Taxes], 5.11 [Indemnity] and 11.3 [Expenses; Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such amendment and restatement.

11.2         No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3          Expenses; Indemnity; Damage Waiver.

11.3.1  Costs and Expenses. The Borrower shall pay (i) all documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all documented out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all reasonable and documented fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2  Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3  Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4  Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5  Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.3.6  Survival. Each party’s obligations under this Section 11.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

11.4         Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5         Notices; Effectiveness; Electronic Communication.

11.5.1  Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2  Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

11.5.3  Change of Address, Etc. Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

11.5.4  Platform. Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, as used in this Section, the “Agent Parties”) have any liability to any of the Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform unless, and only in the case of direct, out-of-pocket losses, such direct, out-of-pocket losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. “Communications” as used in this Section means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

11.6         Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Insolvency Proceedings, as determined in good faith by the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.7          Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the Closing Date and until Payment In Full.

11.8         Successors and Assigns.

11.8.1  Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except

(i)          to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders],

(ii)          by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or

(iii)       by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2  Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(a)        in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.8.2(i)(b) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b)        in any case not described in clause (i)(a) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)       Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)       Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.8.2(i)(b) and, in addition:

(a)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(b)         the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(c)         the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)         Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)        No Assignment to Borrower or Defaulting Lender. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or to a Defaulting Lender.

(vi)        No Assignment to Natural Persons. No such assignment shall be made to a natural person or to any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.9 [Increased Costs], 5.10 [Taxes], 5.11 [Indemnity] and 11.3 [Expenses; Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3  Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4  Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Guarantor] that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Term SOFR Rate or Daily Simple SOFR Unascertainable, Etc.], 5.9 [Increased Costs], 5.11 [Indemnity] and 5.10 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.10.7 [Status of Lenders] (it being understood that the documentation required under Section 5.10.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.13 [Replacement of a Lender] and Section 5.6.2 [Designation of Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.9 [Increased Costs] or 5.10 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.13 [Replacement of a Lender] and Section 5.6.2 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5  Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9         Confidentiality.

11.9.1  General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, the Issuing Lender or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2  Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

The Administrative Agent or any Lender may use, in connection with customary advertising material relating to the transactions contemplated hereby (subject, however, to the Borrower’s approval, such approval not to be unreasonably withheld), the name, product photographs, logo or trademark of the Loan Parties. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

11.10       Counterparts; Integration; Effectiveness; Electronic Execution.

11.10.1  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions of Lending and Issuance of Letters of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.10.2  Electronic Execution.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

11.11     CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1  Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Any trade Letter of Credit issued under this Agreement shall be subject to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”), and any standby Letter of Credit issued under this Agreement shall be subject to the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), and, in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2  SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3 WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii)          the effects of any Bail-in Action on any such liability, including, if applicable:

(a)          a reduction in full or in part or cancellation of any such liability;

(b)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.13      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.14       USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.15      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Interest Rate Hedge or any other agreement or instrument that is a QFC (such support, for purposes of this Section, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, for purposes of this Section, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):

(a)          in the event a Covered Entity that is party to a Supported QFC (each, for purposes of this Section, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

(b)       in addition to the specifically defined terms referenced in this Section that apply solely to this Section, the following capitalized terms used in this Section have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.16      Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement. All references to the “Agreement” contained in the Loan Documents delivered in connection with the Existing Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement. Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Obligations of the Borrower and the other Loan Parties outstanding under the Existing Credit Agreement and the Loan Documents as of the Closing Date shall remain outstanding and shall constitute continuing Obligations without novation. Such Obligations shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations.

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